Filed Pursuant to Rule 424(b)(5) Registration No. 333-200089

Product Prospectus Supplement to the Prospectus Supplement dated December 1, 2014 to the Prospectus dated December 1, 2014

The Bank of Nova Scotia
Senior Note Program, Series A
Rate Linked Notes, Series A

Accrual Notes	Inverse Floating Rate Notes
Fixed Rate Notes	Leveraged Notes
Step Up Notes	Range Accrual Notes
Floating Rate Notes	Dual Range Accrual Notes
Fixed-to-Floating Rate Notes	Non-Inversion Range Accrual Notes
Floating-to-Fixed Rate Notes	Leveraged Steepener Notes

The Bank of Nova Scotia (the “Bank”) may offer and sell the types of notes listed above (collectively, the “notes”) from time to time of any maturity. The prospectus dated December 1, 2014 (the “prospectus”), the prospectus supplement thereto establishing its senior note program dated December 1, 2014 (the “prospectus supplement”) and this product prospectus supplement (the “product prospectus supplement”) describe terms of different kinds of notes and the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement will describe the terms that apply specifically to your notes, including any changes to the terms specified below. If the terms described in the relevant pricing supplement are inconsistent with those described in this product prospectus supplement or in the prospectus supplement or the prospectus, the terms described in the relevant pricing supplement will control.

Subject to the Bank’s credit risk, unless otherwise set forth in the applicable pricing supplement, you will receive the principal amount of your notes at maturity. You may also receive periodic interest on the dates specified in the applicable pricing supplement. The amount of the interest payments, and any method by which they will be determined, will also be set forth in the applicable pricing supplement.

The notes will not be listed on any securities exchange, unless otherwise disclosed in a pricing supplement.

You should read this product prospectus supplement, any applicable pricing supplement, the prospectus supplement and the prospectus carefully before you invest in any of the notes.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page PS-5 to read about investment risks relating to the notes. In addition, see “Risk Factors” beginning on page S-2 of the Prospectus Supplement and page 6 of the Prospectus. Unless otherwise specified in the relevant pricing supplement, the principal of the notes is not protected and you could lose some or all of your investment.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities regulator has approved or disapproved of the Notes, or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The price at which you purchase the notes includes hedging costs and profits and underwriting commissions that the Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

The notes will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

The Bank may sell the notes directly or through one or more agents or dealers. The agents are not required to sell any particular amount of the notes. See “Supplemental Plan of Distribution” in this product prospectus supplement and in the prospectus supplement and “Plan of Distribution” in the prospectus.

The Bank may use this product prospectus supplement in the initial sale of any notes. In addition, Scotia Capital (USA) Inc. or any other affiliate of the Bank may use this product prospectus supplement and accompanying prospectus supplement and prospectus in a market-making or other transaction in any note after its initial sale. Unless the Bank or its agent informs the purchaser otherwise in the confirmation of sale or pricing supplement, this product prospectus supplement and accompanying prospectus supplement and prospectus are being used in a market-making transaction.

_____________

Scotia Capital

Product Prospectus Supplement dated December 1, 2014.

Product Prospectus Supplement

Prospectus Supplement dated December 1, 2014

Prospectus dated December 1, 2014

ii

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product prospectus supplement, the accompanying prospectus supplement, prospectus or any pricing supplement and, if given or made, such information or representation must not be relied upon as having been authorized by The Bank of Nova Scotia or the agents. This product prospectus supplement, the accompanying prospectus supplement, prospectus and any pricing supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in the relevant pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product prospectus supplement, the accompanying prospectus supplement, prospectus and any pricing supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates. In this product prospectus supplement, when reference is made to the “notes,” including your notes, it is to the notes described in this product prospectus supplement unless the context requires otherwise. Also, references to the “prospectus” means the prospectus, dated December 1, 2014, as supplemented by the product prospectus supplement, dated December 1, 2014, of The Bank of Nova Scotia. References to the “relevant pricing supplement” or the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your notes.

Unless otherwise specified, in this product prospectus supplement and in each pricing supplement relating to notes issued under the senior note program:

•	all dollar amounts are expressed in U.S. dollars;
•	“the Bank”, “we”, “us” and “our” mean The Bank of Nova Scotia together, where the context requires, with its subsidiaries; and
•	“you”, “your” and “holder” means a prospective purchaser or a purchaser of notes, or a beneficial or registered holder of notes, provided that a reference to “registered holder” means a registered holder of notes (see “Legal Ownership and Book—Entry Issuance” and “Description of the Debt Securities We May Offer” in the prospectus and “Global Notes” under the heading “Description of the Notes” in the prospectus supplement).
iii

Summary

The information in this “Summary” section is qualified by the more detailed information set forth in this product prospectus supplement, the prospectus supplement, as well as the relevant pricing supplement.

Issuer:	The Bank of Nova Scotia (“the Bank”).
Principal Amount:	As specified in the applicable pricing supplement.
Maturity Date:	As specified in the applicable pricing supplement.
Interest Rate:	As specified in the applicable pricing supplement.
Leverage Rate:	As specified in the applicable pricing supplement.
Reference Rate(s):	As specified in the applicable pricing supplement.
Reference Rate Range(s):	As specified in the applicable pricing supplement.
Initial Interest Period(s):	As specified in the applicable pricing supplement.
Subsequent Interest Period(s):	As specified in the applicable pricing supplement.
Type of Note:	As specified in the applicable pricing supplement.
Interest Determination Dates and Interest Reset Dates:	Unless otherwise set forth in the applicable pricing supplement, as set forth in the accompanying prospectus supplement.
Interest Payment Dates:	On the date or dates specified in the applicable pricing supplement; provided that if any such day is not a business day, that interest payment will be made on the next succeeding business day, and adjustment will be made to the interest period or to any interest payment made on any succeeding business day. The applicable pricing supplement may specify that the interest dates are monthly, quarterly, semi-annually, annually, or at other specified intervals, or that interest will be paid only at maturity.
Interest Payable:	For any interest payment date (as specified in the applicable pricing supplement), you will receive:
If your note is an accrual note, you will receive at maturity an amount equal to the fixed rate of interest (or other financial measure) specified in the applicable pricing supplement times the actual number of calendar days from and including the date of issue to but excluding the maturity date, assuming a calendar of twelve 30-day months, divided by 360 and compounded on the basis specified in the applicable pricing supplement.
If your note is a fixed rate note, you will receive on each interest payment date (as specified in the applicable pricing supplement) an amount equal to the fixed rate of interest (or other financial measure) specified in the applicable pricing supplement times the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case, assuming

PS-1

a calendar of twelve 30-day months, divided by 360.

If your note is a step up note, you will receive on each interest payment date (as specified in the applicable pricing supplement) an amount equal to the applicable fixed rate of interest (or other financial measure) specified in the applicable pricing supplement for that period times the actual number, of calendar days from and including the last interest payment date (or the date of issue for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve 30-day months, divided by 360.
If your note is a floating rate note, you will receive on each interest payment date an amount equal to the floating rate of interest (or other financial measure) specified in the applicable pricing supplement times the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve 30-day months, divided by 360.
If your note is a fixed-to-floating rate note, the return on your note during the initial interest period will be the fixed rate of interest (or other financial measure), and during the subsequent interest period, the floating rate of interest (or other financial measure), all as specified in the applicable pricing supplement. During each period, you will receive on each interest payment date (as specified in the applicable pricing supplement) an amount equal to the fixed or floating rate of interest (or other financial measure), as applicable, times the actual number of calendar days from and including the last interest payment date (or the date of issue for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case, assuming a calendar of twelve 30-day months, divided by 360.
If your note is a floating-to-fixed rate note, the return on your note during the initial interest period will be the floating rate of interest (or other financial measure), and during the subsequent interest period, the fixed rate of interest (or other financial measure), all as specified in the applicable pricing supplement. During each period, you will receive on each interest payment date an amount equal to the floating or fixed rate of interest (or other financial measure), as applicable, times the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case, assuming a calendar of twelve 30-day months, divided by 360.
If your note is an inverse floating rate note, you will receive on each interest payment date (as specified in the applicable pricing supplement) an amount equal to the difference, if positive, equal to a fixed rate of interest less the floating rate of interest (or other financial measure), each as specified in the applicable pricing supplement, times the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve 30-day months, divided by 360.
PS-2

If your note is a leveraged note, you will receive on each interest payment date an amount equal to the fixed or floating rate of interest (or other financial measure) times the leverage rate, each as specified in the applicable pricing supplement, times the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve 30-day months, divided by 360.
If your note is a range accrual note, you will receive on each interest payment date a fixed or floating rate of interest (or other financial measure) specified in the applicable pricing supplement times a fraction, the numerator of which is the number of calendar days in the applicable interest period on which the reference rate is within the reference rate range, and the denominator of which is the total number of calendar days in the applicable interest period, in each case assuming a calendar of twelve 30-day months, divided by 360. The reference rate on any non-business day will be equal to the rate on the immediately preceding business day, and for the last four business days before each interest payment date, the reference rate will be determined by reference to its level on the fifth business day before such interest payment date.
If your note is a dual range accrual note, you will receive on each interest payment date the fixed or floating rate of interest (or other financial measure) specified in the applicable pricing supplement, times a fraction, the numerator of which is the number of calendar days in the applicable interest period on which each of two specified reference rates are within the reference rate range(s), and the denominator of which is the total number of calendar days in the applicable interest period, in each case assuming a calendar of twelve 30-day months, divided by 360. The reference rates on any non-business day will be equal to the rates on the immediately preceding business day, and for the last four business days before each interest payment date, the reference rates will be determined by reference to their level on the fifth business day before such interest payment date.
If your note is a non-inversion range accrual note, you will receive on each interest payment date a fixed or floating rate of interest (or other financial measure) specified in the applicable pricing supplement times a fraction, the numerator of which is the number of calendar days in the applicable interest period on which the high-side reference rate exceeded the low-side reference rate (each as defined below) by an amount equal to or above the minimum spread level (as defined below) specified in the applicable pricing supplement, and the denominator of which is the total number of calendar days in the applicable interest period, in each case assuming a calendar of twelve 30-day months, divided by 360. The reference rate on any non-business day will be equal to the rate on the immediately preceding business day and, for the last four business days before each interest payment date, the low-side reference rate and the high-side reference rate will be determined by reference to their levels on the fifth business day (or, if not a business day, the immediately preceding business day) before such interest payment date.
If your note is a leveraged steepener note, you will receive on each interest payment date (as specified in the applicable pricing supplement) an amount equal to, during the initial interest period (if the applicable pricing supplement provides for an initial interest period), the initial rate of interest (or other financial measure) specified in the applicable pricing supplement (which will be a fixed rate), times the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or

PS-3

the maturity date, as the case may be, in each case assuming a calendar of twelve 30-day months, divided by 360. During each subsequent interest period (or, if the applicable pricing supplement does not provide for an initial interest period, on each interest payment date during the term of the notes), you will receive an amount equal to the leverage factor times the difference between the high-side reference rate and the low-side reference rate (all as specified in the applicable pricing supplement), times the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, in each case assuming a calendar of twelve 30-day months, divided by 360; provided, however, that the interest rate can never be less than 0.00% and that the interest rate on any non-business day will be equal to the interest rate on the immediately preceding business day.
Payment at Maturity:	On the maturity date, you will receive the principal amount of your notes plus any accrued and unpaid interest.
Redemption:	If the applicable pricing supplement specifies that the notes are “Redeemable,” we will redeem the notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date on any payment date on or after the “Call Effective Date” specified in the applicable pricing supplement. If the applicable pricing supplement specifies that the notes are “Not Redeemable,” then we will not have the option to redeem your notes prior to maturity.
Put Option:	Except for the survivor’s option, you will only have the right to require us to repurchase your notes prior to maturity if so specified in the applicable pricing supplement.
Cap:	If the applicable pricing supplement specifies that the notes are “Capped,” the interest rate payable on your notes during any interest period will be the lesser of (a) the interest rate, determined as set forth in the pricing supplement and (b) the applicable Cap.
Survivor’s Option:	If the applicable pricing supplement specifies that the survivor’s option applies to your notes, then upon the death of the beneficial owner of a note, a valid exercise of the survivor’s option and the proper tender of that note for repayment, we will repay the note, in whole or in part, at a price equal to 100% of the principal amount of that note plus any accrued and unpaid interest to the payment date, subject to the limitations set forth below. See “General Terms of the Notes—Survivor’s Option” below.
Clearance and Settlement:	DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus).
Listing:	The notes will not be listed on any securities exchange, unless otherwise disclosed in the applicable pricing supplement.
Calculation Agent:	Scotia Capital Inc.
PS-4

Additional Risk Factors Specific to the Notes

An investment in your notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the prospectus and the prospectus supplement. Your notes are not secured debt and are riskier than ordinary unsecured debt securities. You should carefully consider whether the notes are suited to your particular circumstances. This product prospectus supplement should be read together with the prospectus, the prospectus supplement and the relevant pricing supplement. The information in the prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and the relevant pricing supplement. This section describes the most significant risks relating to the terms of the notes. We urge you to read the following information about these risks, together with the other information in this product prospectus supplement and the prospectus, the prospectus supplement and the relevant pricing supplement, before investing in the notes.

The Interest Rate of Certain Types of Notes Is Not Certain for One or More Interest Periods, and May Be Zero or Very Low.

Except for any interest periods, if any, in which your notes will bear interest at a fixed rate, the interest rate for one or more interest periods during the term of the notes will not be known on the pricing date of your notes. Depending on the terms set forth in the applicable pricing supplement, it is possible that the applicable interest rate for one or more interest periods may be 0%, or if the rate is above 0%, it may be substantially less than the rate of interest that we would pay on conventional debt securities with a comparable term. You should carefully read the terms of the notes that will be set forth in the applicable pricing supplement in order to determine the extent to which the interest rate on your notes during any period may be so limited.

If the reference rate(s) remain(s) outside the reference rate range(s) for range accrual notes, dual range accrual notes or non-inversion range accrual notes for a substantial number of days during an interest period, the effective yield on the notes for that interest period may be zero or less than the rate payable on conventional, fixed-rate notes of comparable maturity.

Even if your yield on the notes is positive, and even if your notes have a specified fixed rate of interest for one or more interest periods, your total yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of the Bank with the same maturity date. The return on your investment may not compensate you for the opportunity cost when you take into account factors, such as inflation, that affect the time value of money.

Depending on the terms of your notes, you should, therefore, be prepared to realize no return at maturity over the principal amount of your notes.

Payments on the Notes Are Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Notes.

The notes are the Bank’s senior unsecured debt securities and are not, either directly or indirectly, an obligation of any third party. As a result, your receipt of each interest payment, if any, and the amount due on the maturity date is dependent upon the Bank’s ability to repay its obligations as of each payment date. Any payment to be made on the notes, including any repayment of principal at maturity, depends on the ability of the Bank to satisfy its obligations as they come due. No assurance can be given as to what our financial condition will be at any time during the term of the notes, or at maturity.

Your Notes May Be Subject to Early Redemption.

Depending upon the terms of your notes, we may have the right to redeem them, or the notes may be automatically redeemable under some circumstances. If we have the right to redeem them, we will be more likely to do so as the rate of interest payable on your notes increases. If we redeem your notes, depending on the market conditions at the time of redemption, you may not be able to reinvest the redemption proceeds in a security with a comparable return.

PS-5

For Range Accrual Notes, Dual Range Accrual Notes and Non-Inversion Range Accrual Notes, the Applicable Reference Rate(s) for the Last Four Business Days of an Interest Period Will Be the Reference Rate(s) on the Applicable Business Day Immediately Preceding Those Four Days.

For range accrual notes, dual range accrual notes and non-inversion range accrual notes, because the applicable reference rate(s) for the last five business days of an interest period will be the reference rate(s) on the ending reference rate date (as defined below), if the reference rate(s) on that date is (are) outside the reference rate range(s), you will not receive any interest in respect of those five days even if the reference rate(s), if actually calculated on any of those days, would be within the reference rate range(s).

There May Not Be an Active Trading Market for the Notes - Sales in the Secondary Market May Result in Significant Losses.

There may be little or no secondary market for the notes. The notes will not be listed on any securities exchange, unless otherwise disclosed in the applicable pricing supplement. Scotia Capital (USA) Inc. and other affiliates of the Bank may make a market for the notes; however, they are not required to do so. Scotia Capital (USA) Inc. or any other affiliate of the Bank may stop any market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial. If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

You Must Rely on Your Own Evaluation of the Merits of an Investment Linked to the Applicable Reference Rate(s).

In the ordinary course of their business, we or our affiliates may have expressed views on expected movements in any reference rate, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any reference rate may at any time have significantly different views from those of us or our affiliates. For these reasons, you are encouraged to derive information concerning any applicable reference rate from multiple sources, and you should not rely solely on views expressed by us or our affiliates.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

The following factors, which are beyond our control, may influence the market value of your notes:

•	Changes in the level of the reference rate(s). For example, if you purchase range accrual notes, an increase in the level of the reference rate could cause a decrease in the market value of the notes because no interest will be payable on the notes if the reference rate is outside the reference rate range. Conversely, a decrease in the level of the reference rate for any of the notes could cause an increase in the market value of the notes because interest will be payable (provided that the reference rate does not decrease below the lower end of the reference rate range). However, if the level of the reference rate decreases and remains low, the likelihood of the notes being redeemed (if the notes are redeemable) would increase. In all cases, the level of the reference rate itself will be influenced by complex and interrelated political, economic, financial and other factors that can affect the money markets generally and the London interbank market or other applicable market in particular.
•	Changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the notes may decrease, and if U.S. interest rates decrease, the market value of the notes may increase.
•	Volatility of the reference rate. Depending on the terms of your notes, if the size and frequency of fluctuations of the reference rate changes, the market value of the notes may decrease.
PS-6

These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market, will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less and possibly substantially less, than the principal amount of your notes.

The Method Used by the Publisher of a Reference Rate May Change in the Future.

The publisher of one or more of the reference rates for your notes may change the manner in which a reference rate is calculated. Any such changes could occur after the issue date of your notes, and may decrease the amounts of the payments that you receive on the notes. Unless otherwise set forth in the applicable pricing supplement, we will not have any obligation to compensate you for any reductions of this kind.

For Certain Types of Notes, the Interest Rate Payable During the Initial Interest Period May Not Be Indicative of the Interest Rate Payable During the Subsequent Interest Period.

The interest rate of certain notes that we may offer with this product prospectus supplement, may be based on a different rate during the initial interest period than in subsequent interest periods. In particular, during the interest period(s) where a fixed rate of interest (or other financial measure) applies, this fixed rate of interest (or other financial measure) may be higher than the floating rate of interest (or other financial measure) that will be applicable during subsequent interest period(s). As noted above, the interest rate during the any interest period where a floating rate of interest is applicable is uncertain and could be as little as 0.0%.

The Interest Rate on the Notes, if the Notes are “Capped,” Will Be Limited.

If the applicable pricing supplement specifies that your notes are “Capped,” the interest rate payable on your notes during any period will be limited to the Cap specified in the applicable pricing supplement. Therefore, the return you receive during any interest period may be less than what you would have received had you invested in a security linked to the reference rate that was not subject to the Cap.

The Inclusion in the Purchase Price of the Notes of an Underwriting Commission and of Our Cost of Hedging Our Market Risk under the Notes is Likely to Adversely Affect the Market Value of the Notes.

The price at which you purchase the notes includes an underwriting commission, as well as the costs that we (or one of our affiliates) may incur in the hedging of our market risk under the notes. The hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing the hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less than your original purchase price.

Trading Activities by The Bank or its Affiliates May Adversely Affect the Market Value of the Notes.

As described below under “Use of Proceeds and Hedging,” we or one or more affiliates may but are not required to, hedge our obligations under the notes by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the level of the reference rate, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. There can be no assurance that any hedging transaction we or our affiliates may undertake with respect to our exposure under the notes will be successful or will be maintained over the term of the notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the applicable reference rate. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

PS-7

Historical Levels of the Reference Rate(s) Should Not Be Taken as an Indication of the Future Levels of Such Rate(s).

The historical performance of the reference rate(s), which may be included in the applicable pricing supplement, should not be taken as an indication of the future performance of the reference rate(s) during the term of the notes. Changes in the level of the reference rate(s) will affect the trading price of the notes, but it is impossible to predict whether the level of the reference rate(s) will rise or fall.

The Business Activities of The Bank or Its Affiliates May Create Conflicts of Interest.

As noted above, we and our affiliates expect to engage in trading activities related to the reference rate(s) that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the notes and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities could be adverse to the interests of the holders of the notes.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

The calculation agent will, among other things, decide the amount of your payment for any interest payment date on the notes. Our affiliate, Scotia Capital Inc., will serve as the calculation agent. We may change the calculation agent after the original issue date without notice to you. For additional information as to the calculation agent’s role, see “General Terms of the Notes—Role of Calculation Agent.” The calculation agent will exercise its judgment when performing its functions and may take into consideration the Bank’s ability to unwind any related hedges. Since this discretion by the calculation agent may affect payments on the notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Significant Aspects of the Tax Treatment of the Notes May Be Uncertain.

The tax treatment of the notes may be uncertain. Specifically, for U.S. federal income tax purposes, the tax treatment of range accrual notes, dual range accrual notes, non-inversion range accrual notes, floating rate notes, leveraged steepener notes and leveraged notes, with a term of one year or less is uncertain because there are no rules that specifically govern short-term contingent debt. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service, Canadian tax authorities or a court may not agree with the tax treatment described in this product prospectus supplement.

In addition, because the tax disclosure in this product prospectus supplement has been prepared without regard to any particular offering of notes, the tax disclosure does not take into account the terms of any particular note. The U.S. federal income tax consequences of a note with terms that are not consistent with the assumptions made in the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this product prospectus supplement may be significantly different from the anticipated tax treatment discussed in this document. You should therefore not rely on the disclosure in this product prospectus supplement or the disclosure under “Certain Income Tax Consequences—United States Taxation” in the prospectus supplement, with regard to an investment in any particular note because it does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may so rely. There may also be other features or terms of any specific offering of notes that will cause the tax section in this product prospectus supplement to be inapplicable to any specific offering of notes.

Please read carefully the sections entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this product prospectus supplement and the section entitled “Certain Income Tax Consequences” in the prospectus supplement. You should consult your tax advisor about your own tax situation.

PS-8

U.S. Taxpayers Will be Required to Pay Taxes Each Year on Notes that Are Treated as Contingent Payment Debt Instruments and Notes that Are Issued with Original Issue Discount

If the notes are subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes and the holder is a U.S. individual or taxable entity, that holder generally will be required to pay taxes on ordinary income over the term of such notes based on the comparable yield for the notes, even though that holder may not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amounts a holder will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. Any gain that may be recognized on the sale, redemption or maturity of such notes will generally be ordinary income. Any loss that may be recognized upon the sale, redemption or maturity of such notes will generally be ordinary loss to the extent of the interest that the holder included as income in the current or previous taxable years in respect of the notes and thereafter will be capital loss. The deductibility of capital losses is subject to limitations.

Similarly, if the notes are treated as issued with original issue discount, U.S. holders will be required to accrue interest on the notes and pay tax accordingly, even though such holders may not receive any payments from us until maturity. For further discussion, see “Supplemental Discussion of U.S. Federal Income Tax Consequences.”

Non-U.S. Investors May Be Subject to Certain Additional Risks.

The notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or returns of your investment.

This product prospectus supplement contains a general description of certain U.S. tax considerations and certain Canadian tax considerations relevant to Non-Resident Holders (as defined) relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving the payments that might be due under the notes.

Considerations for Employee Benefit Plans.

This section is relevant only if you are a fiduciary within the meaning of Section 3(21) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including an insurance company and any fund manager treated as a fiduciary under the U.S. Department of Labor's Regulations Section 2510.3-101 as modified by Section 3(42) of ERISA (the "Plan Asset Regulation") of a pension or employee benefit plan (as defined in Section 3(3) of ERISA), including certain governmental, church and non-U.S. plans and IRAs and Keogh plans. These persons should consult with their counsel regarding the deemed representations they are required to make. See “Certain Considerations for Employee Benefit Plans” on page PS-31.

PS-9

General Terms of the Notes

Please note that in this section entitled “General Terms of the Notes,” references to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the prospectus.

In addition to the terms described in the "Summary" section above, the following general terms will apply to the notes, including your notes:

Specified Currency

Unless otherwise specified in the relevant pricing supplement, all payments, if any, on the notes will be made in U.S. dollars (“$”).

Form and Denomination

The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

No Listing

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, unless otherwise disclosed in the applicable pricing supplement.

Redemption

If the applicable pricing supplement specifies that the notes are “Redeemable,” we may redeem your notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date on any payment date on or after the “Call Effective Date” specified in the applicable pricing supplement. If the applicable pricing supplement specifies that the notes are “Not Redeemable,” then we will not have the option to redeem your notes.

Cap

If the applicable pricing supplement specifies that the notes are “Capped,” the interest rate payable on your notes during any interest period will be limited to the Cap specified in the applicable pricing supplement.

Defeasance, Default Amount, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	the default amount payable on any acceleration of the maturity of your notes as described under “—Default Amount on Acceleration” below; and
•	a business day for your notes will have the meaning described under “—Special Calculation Provisions” below.

Please note that the information about the settlement or pricing date, issue price discounts or commissions and net proceeds to the Bank in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

PS-10

Payment at Maturity

At maturity, unless otherwise set forth in the applicable pricing supplement, you will receive the principal amount of your notes, plus accrued and unpaid interest, if any, as described under “—Interest Payments” below.

Maturity Date

The maturity date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the maturity date will be the next following business day, provided that the maturity date will never be later than the third business day after the relevant specified date or, if the relevant specified date is not a business day, later than the fourth business day after the relevant specified date. No interest will accrue past the maturity date specified in the relevant pricing supplement.

Interest Payments

General

The notes, other than accrual notes, will bear interest from and including each interest payment date (or the issuance date of the notes, as applicable) to but excluding the following interest payment date (or the maturity date or redemption date of the notes, as applicable) (each, an “interest period”) calculated in accordance with the applicable formula below.

Accrual Notes:

Accrual notes do not pay interest during the term of the note. Interest compounds on the basis stated in the applicable pricing supplement at a rate calculated as follows:

Interest rate = R ×	(	N	)
360

Where:

“R” is the reference rate (which will be a fixed rate) specified in the applicable pricing supplement; and

“N” is the total number of calendar days from and including the first date in the compounding period (or, in the case of the initial compounding period, the issue date) to but excluding the end of the compounding period (or, in the case of the final compounding period, the maturity date), assuming a calendar of twelve 30-day months.

Fixed Rate Notes:

Interest rate = R ×	(	N	)
360

Where:

“R” is the reference rate (which will be a fixed rate) specified in the applicable pricing supplement; and

“N” is the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve 30-day months.

PS-11

Step Up Notes:

Interest rate = R ×	(	N	)
360

Where:

“R” is the reference rate for that interest period as specified in the applicable pricing supplement; and

“N” is the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve 30-day months.

Floating Rate Notes:

Interest rate = R ×	(	N	)
360

Where:

“R” is the reference rate (which will be a floating rate) specified in the applicable pricing supplement; and

“N” is the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve 30-day months.

Fixed-to-Floating Rate Notes:

During the initial interest period:

Interest rate = R1 ×	(	N	)
360

During the subsequent interest period:

Interest rate = R2 ×	(	N	)
360

Where:

“R1” is the reference rate (which will be a fixed rate of interest) specified in the applicable pricing supplement;

“R2” is the reference rate (which will be a floating rate of interest or other financial measure) specified in the applicable pricing supplement; and

“N” is the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve 30-day months.

PS-12

Floating-to-Fixed Rate Notes:

During the initial interest period:

Interest rate = R1 ×	(	N	)
360

During the subsequent interest period:

Interest rate = R2 ×	(	N	)
360

Where:

“R1” is the reference rate (which will be a floating rate of interest or other financial measure) specified in the applicable pricing supplement;

“R2” is the reference rate (which will be a fixed rate of interest) specified in the applicable pricing supplement; and

“N” is the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve 30-day months.

Inverse Floating Rate Notes:

Interest rate = (F - R) ×	(	N	)
360

Where:

“F” is the fixed rate of interest specified in the applicable pricing supplement;

“R” is the reference rate (which will be a floating rate) specified in the applicable pricing supplement; and

“N” is the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve 30-day months.

Leveraged Notes:

Interest rate = R × L ×	(	N	)
360

Where:

“R” is the reference rate specified in the applicable pricing supplement;

“L” is the leverage rate specified in the applicable pricing supplement; and

“N” is the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve 30-day months.

PS-13

Range Accrual Notes:

Interest rate = R ×	(	N	)
D

Where:

“R” is the fixed or floating rate of interest (or other financial measure) specified in the applicable pricing supplement for that interest period;

“N” is the total number of calendar days in the applicable interest period on which the reference rate is within the reference rate range; provided, however, that the reference rate on any non-business day will be equal to the reference rate (as defined below) on the immediately preceding business day; and provided further, that the reference rate for any day from and including the fifth business day preceding the related interest payment date for any interest period shall be the reference rate as in effect on the ending reference rate date; and

“D” is the total number of calendar days in the applicable interest period.

The “ending reference rate date” for any interest period and with respect to an interest payment date is the fifth business day preceding such interest payment date (or the maturity date or redemption date of the notes, as applicable).

The “reference rate” will be the rate specified in the applicable pricing supplement.

The “reference rate range” will be specified in the applicable pricing supplement.

“N” will not increase with respect to any day on which the reference rate is not within the reference rate range. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Dual Range Accrual Notes:

Interest rate = R ×	(	N	)
D

Where:

“R” is the fixed or floating rate of interest (or other financial measure) specified in the applicable pricing supplement for that interest period;

“N” is the total number of calendar days in the applicable interest period on which each of two specified reference rates are within the reference rate range(s); provided, however, that the reference rates on any non-business day will be equal to the reference rates on the immediately preceding business day; and provided further, that the reference rates for any day from and including the fifth business day preceding the related interest payment date for any interest period shall be the reference rates as in effect on the ending reference rate date (as defined below); and

“D” is the total number of calendar days in the applicable interest period.

The “ending reference rate date” for any interest period and with respect to an interest payment date is the fifth business day preceding such interest payment date (or the maturity date or redemption date of the notes, as applicable).

The “reference rates” will be the rates specified in the applicable pricing supplement.

The “reference rate range(s)” will be specified in the applicable pricing supplement.

“N” will not increase with respect to any day on which the reference rates are not within the reference rate range(s). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

PS-14

Non-Inversion Range Accrual Notes:

Interest rate = R ×	(	N	)
D

Where:

“R” is the fixed or floating rate of interest (or other financial measure) specified in the applicable pricing supplement for that interest period;

“N” is the total number of calendar days in the applicable interest period on which the high-side reference rate exceeded the low-side reference rate by an amount equal to or above minimum spread level specified in the applicable pricing supplement; provided, however, that the reference rate on any non-business day will be equal to the reference rate on the immediately preceding business day; and provided further, that for the last four business days before such interest payment date, the low-side reference rate and the high-side reference rate will be determined by reference to their levels on the ending reference rate date; and

“D” is the total number of calendar days in the applicable interest period.

The “ending reference rate date” for any interest period and with respect to an interest payment date is the fifth business day preceding such interest payment date (or the maturity date or redemption date of the notes, as applicable).

The “reference rate” will be the rate specified in the applicable pricing supplement.

“N” will not increase with respect to any day on which the high-side reference rate does not exceed the low-side reference rate. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Leveraged Steepener Notes:

During the initial interest period (if the applicable pricing supplement provides for an initial interest period):

Interest rate = R1 ×	(	N1)
360

During subsequent interest periods (or, if the applicable pricing supplement does not provide for an initial interest period, on each interest payment date during the term of the notes):

Interest rate = R2 × (H - L) ×	(	N2)
360

Where:

The interest rate can never be less than 0.00%, but may be subject to a Cap;

“R1” is the rate of interest (if specified in the applicable pricing supplement) and “R2” is the Leverage Factor (or other financial measure) specified in the applicable pricing supplement (where R1 will be a fixed rate);

“H” is the high-side reference rate specified in the applicable pricing supplement, set five business days prior to the beginning of the interest period;

“L” is the low-side reference rate specified in the applicable pricing supplement, set five business days prior to the beginning of the interest period;

PS-15

“N1” is the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve 30-day months; and

“N2” is the actual number of calendar days from and including the last interest payment date (or the date of issue, for the initial interest period) to but excluding the next interest payment date or the maturity date, as the case may be, assuming a calendar of twelve 30-day months.

The “ending reference rate date” for any interest period and with respect to an interest payment date is the fifth business day preceding such interest payment date (or the maturity date or redemption date of the notes, as applicable).

The “reference rate” will be the rate specified in the applicable pricing supplement.

The “reference rate range” will be specified in the applicable pricing supplement.

Survivor’s Option

If the “Survivor’s Option” is specified in the applicable pricing supplement as applicable to your note, then the successor holders of your note will have the right to require us to repay your note prior to its maturity date upon the death of the beneficial owner as described below.

Upon a valid exercise of the survivor’s option as described below and a proper tender of the relevant notes, we will, at our option, either repay or purchase the relevant notes at a price equal to 100% of the principal amount of the relevant notes plus accrued and unpaid interest to the date of such repayment or purchase, subject to limitations on the aggregate amount of notes we will repay or purchase in any calendar year as described below.

The survivor’s option may not be exercised unless the deceased beneficial owner (and for jointly owned notes, the last surviving beneficial owner) had purchased the notes (either in an initial or subsequent sale of the notes) at least one year prior to the date of his or her death. In addition, the aggregate principal amount of notes as to which the survivor’s option may be exercised is limited as follows:

•	In any calendar year, to the greater of $250,000 or 1% of the outstanding aggregate principal amount of the relevant class of notes as of December 31 of the most recently completed year (the “Annual Limitation”).
•	For any deceased beneficial owner or, if owned jointly, for the last surviving beneficial owner of the notes, to $100,000 for any calendar year (the “Individual Limitation”).

We will not make principal repayments or purchase notes upon the exercise of the survivor’s option in amounts that are less than $1,000. If the limitations described above would result in the partial repayment or purchase of any note, the principal amount of the note remaining outstanding after repayment or purchase must be at least $1,000 (or any larger minimum principal amount of the applicable notes).

We will accept, in the order delivered, each note delivered upon the valid exercise of the survivor’s option, unless the acceptance of that note would contravene the Annual Limitation or the Individual Limitation.

Any note that we accept for repayment or purchase upon exercise of the survivor’s option will be repaid or purchased no later than the first interest payment date to occur that is at least 20 calendar days after the date of acceptance or, if the notes pay interest only at maturity, on the date that is 60 days after the date of acceptance. If that date is not a business day, payment will be made on the next succeeding business day. Each note delivered for repayment or purchase that is not accepted in any calendar year due to the application of the Annual Limitation or the Individual Limitation will not be accepted in any subsequent years. Other than as described in the immediately preceding sentence, notes delivered to us upon exercise of the survivor’s option may not be withdrawn.

PS-16

If a note delivered for purchase or repayment upon valid exercise of the survivor’s option is not accepted, we will deliver a notice by first-class mail to the registered holder that states the reason that the note has not been accepted. Following receipt of such notice, the representative for the deceased beneficial owner may withdraw the relevant notes and abandon the exercise of the survivor’s option.

Subject to the Annual Limitation and the Individual Limitation, the eligibility or validity of any exercise of the survivor’s option will be determined by us in our sole discretion. Our determination will be final and binding on all parties.

The death of a person owning a note:

•	in joint tenancy (with or without right of survivorship) or tenancy by the entirety, provided all other such tenants are previously deceased, will be deemed the death of the beneficial owner of the note, and the entire principal amount of the note will be subject to the survivor’s option;
•	by tenancy in common will be deemed the death of the beneficial owner of a note only with respect to the deceased holder’s interest in that note, except that if notes are held by a husband and wife as tenants in common, only the death of both husband and wife will be deemed the death of the beneficial owner of the note, and the entire principal amount of that note will be subject to the survivor’s option.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a note will be deemed the death of the beneficial owner for purposes of the survivor’s option, regardless of the registered holder, if the beneficial interest can be established to our satisfaction. A beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or community property and trust arrangements where one person has substantially all of the beneficial ownership interest in the note during his or her lifetime.

If the beneficial owner held legal title and beneficial interest in the note, either in its entirety or as a joint tenant or tenant in common, we will deem the personal representative of the deceased beneficial owner (as determined in accordance with the laws of the relevant jurisdiction) to be the representative of the beneficial owner. If the beneficial owner held the beneficial title to the note and the legal title was held by an agent, nominee, bare trustee or spouse, we will deem the agent, nominee, bare trustee or spouse (collectively referred to as a “nominee”) to be the representative of the beneficial owner. If the beneficial owner has designated a beneficiary or beneficiaries in accordance with the laws of the applicable jurisdiction, including without limitation Individual Retirement Accounts, Roth IRA Accounts, and Transfer on Death Accounts, we will deem the designated beneficiary or beneficiaries to be the representative of the beneficial owner.

In the case of repayment or purchase upon the exercise of the survivor’s option, for notes represented by a global security, the depositary or its nominee will be the holder of the note and therefore will be the only entity that can exercise the survivor’s option. To obtain repayment upon exercise of the survivor’s option with respect to a note represented by a global security, the representative must provide to the broker or other entity through which the deceased owner held the beneficial interest:

•	a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States;
•	appropriate evidence satisfactory to us that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death;
•	instructions to the broker or other entity to notify the depositary of its desire to obtain repayment upon exercise of the survivor’s option;
PS-17

•	a description of the relevant note, including the CUSIP number; and
•	the deceased’s social security number.

The broker or other entity will provide to us:

•	a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of FINRA or a commercial bank or trust company having an office or correspondent in the United States;
•	appropriate evidence satisfactory to us that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death;
•	a certificate or letter satisfactory to us from the broker or other entity stating that it represents the deceased beneficial owner and describing the deceased’s beneficial interest in the note; and
•	a description of the note, including the CUSIP number.

The broker or other entity will be responsible for disbursing any payments it receives upon exercise of the survivor’s option to the appropriate representative.

In order to validly exercise a survivor’s option for a note held in definitive rather than global form, the representative must deliver to us the same information, noted above, to be delivered to the broker or other entity for exercise of such right for a global note (other than instructions to notify DTC), plus the note, a properly executed assignment of the note, and evidence of beneficial ownership of any note held in the name of a nominee.

Payment of Additional Amounts

We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an “Excluded Holder,” in respect of a beneficial owner:

(i)	with which we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;
(ii)	which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the notes, the holding of notes or the receipt of payments thereunder;
(iii)	which presents such note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a note for payment on the last day of such 30 day period); for this purpose, the “relevant date” in relation to any payments on any note means:
PS-18

(a)	the due date for payment thereof, or
(b)	if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the indenture; or
(iv)	who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes at maturity.

We will also make such withholding or deduction in respect of taxes and remit the full amount deducted or withheld to the relevant Canadian authority in accordance with applicable law. We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee. We will indemnify and hold harmless each holder of notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any taxes on such holder’s net income or capital.

For additional information, see the section entitled “Supplemental Discussion of Canadian Tax Consequences.”

Default Amount on Acceleration

If an event of default occurs and the maturity of the notes is accelerated, we will pay to you on the acceleration date, unless otherwise set forth in the applicable pricing supplement, your principal amount, together with accrued and unpaid interest through the date of acceleration.

Manner of Payment and Delivery

Any payment on the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in Golden, Colorado. The payment at maturity will only be made when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in the prospectus supplement, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. However, if the reference rate is LIBOR or EURIBOR, and the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day. For your note, however, the term business day may have a different meaning than it does for other senior notes. We discuss this term under “—Special Calculation Provisions” below.

Role of Calculation Agent

The calculation agent will make all determinations regarding the reference rate and the amount payable on your notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

PS-19

Our affiliate, Scotia Capital Inc., is currently serving as the calculation agent for the notes. We may change the calculation agent for your notes at any time without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to the Bank.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus supplement, unless otherwise specified in the relevant pricing supplement. If the relevant pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining each interest payment date as well as the maturity date for your notes, all as described in this product prospectus supplement.

PS-20

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the prospectus supplement under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

In anticipation of the sale of the notes, we or our affiliates expect, but are not required, to enter into hedging transactions involving purchases of securities or over-the-counter derivative instruments linked to the applicable reference rate(s) prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities. We or our affiliates may close out our or their hedge on or before the maturity date.

The hedging activity discussed above may adversely affect the market value of the notes from time to time. See “Additional Risk Factors Specific to Your Notes—Trading Activities by the Bank or its Affiliates May Adversely Affect the Market Value of the Notes” and “—The Business Activities of the Bank or its Affiliates May Create Conflicts of Interest” in this product prospectus supplement for a discussion of these adverse effects.

PS-21

Historical Reference Rate Information

We may provide historical information on the applicable reference rate(s) in the relevant pricing supplement. You should not take any such historical information concerning the reference rate(s) as an indication of the future levels of such rates.

PS-22

Supplemental Discussion of Canadian Tax Consequences

An investor should read carefully the description of principal Canadian federal income tax considerations under "Canadian Taxation" in the accompanying prospectus relevant to a Holder (as defined) acquiring debt securities. The principal Canadian federal income tax considerations of an issuance of notes will be described particularly in the relevant pricing supplement for such notes. The description of the Canadian federal income tax considerations under “Canadian Taxation” in the prospectus will be superseded by the pricing supplement to the extent indicated in the pricing supplement.

PS-23

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following is a general description of certain U.S. tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product prospectus supplement and is subject to any change in law that may take effect after such date. For additional information, see "Certain Income Tax Consequences" in the prospectus supplement and "United States Taxation" in the prospectus.

Supplemental U.S. Tax Considerations

The following disclosure has been prepared without regard to any particular note that you may purchase and, therefore, is provided solely as a matter of general information. You should not rely upon the following disclosure or the disclosure under “United States Taxation” in the prospectus with regard to an investment in any particular note because they do not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes expressly indicates that you may rely on those disclosures. Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below. For example, unless stated otherwise, the discussion below assumes that interest will be payable on your notes at least annually and at fixed intervals. In addition, the discussion below assumes that any floating rate of interest that is paid with respect to the notes is determined using a single fixed formula that is based on objective financial or economic information that is not unique to the circumstances of, or within the control of the Bank (other than the credit quality of the Bank) and that any caps or floors on any variable rate of interest payable with respect to the notes are fixed throughout the term of the notes. Further, apart from the case of accrual notes and notes that are treated as contingent payment debt instruments, as described below, this disclosure assumes that the notes are issued at par. The U.S. federal income tax consequences of a note with terms that are not consistent with the assumptions made in this section may be significantly different from the tax consequences discussed below. There may be other features or terms of your notes that will cause this tax section to be inapplicable to your notes.

Consequently, any tax disclosure relevant to any note you may purchase will be set forth only in the pricing supplement relating to your note, and, unless the pricing supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or the prospectus in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

U.S. Holders

The following section supplements the discussion of U.S. federal income taxation in the prospectus supplement with respect to U.S. holders (as defined in the prospectus) that purchase their notes in an offering. Except as otherwise noted under “Non-U.S. Holders” below, it applies only to those U.S. holders who are not excluded from the discussion of U.S. federal income taxation in the prospectus.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

The U.S. federal income tax treatment of your notes will depend on whether (i) the term of your notes exceeds one year, or (ii) the term of your notes will not exceed one year. Accordingly, we set forth a separate subsection for each of the situations described in the previous sentence. In addition, the following discussion assumes that the notes are denominated in U.S. dollars and that any non-interest rate financial measure from which the amount of interest paid or accrued with respect to the notes is an inflation rate. The relevant pricing supplement

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will discuss the tax consequences of any notes that are not denominated in U.S. dollars or that are linked to a non-interest rate financial measure other than an inflation rate.

Where the term of your notes exceeds one year

Accrual Notes

If the notes are accrual notes, with respect to which this discussion assumes that interest will not be payable at least annually, a U.S. holder must generally include original issue discount, or OID, in income before the holder receives cash attributable to that income. The amount of OID that must be included in income is calculated using a constant-yield method, and generally U.S. holders will include increasingly greater amounts of OID in income over the life of accrual notes. For a detailed discussion of the OID rules, please see “United States Taxation—Original Issue Discount” in the prospectus.

Fixed Rate Notes, Floating Rate Notes, Inverse Floating Rate Notes, Step Up Notes, Leveraged Notes, Range Accrual Notes, Dual Range Accrual Notes and Non-Inversion Range Accrual Notes

If the notes are fixed rate notes, floating rate notes, inverse floating rate notes, step up notes, leveraged notes, range accrual notes or non-inversion range accrual notes, subject to the exceptions listed below, a U.S. holder will generally be taxed on any interest on the notes as ordinary income at the time the holder receives the interest or when it accrues, depending on the holder’s method of accounting for tax purposes.

If the notes are step up notes, the tax treatment described in the preceding paragraph assumes that the issuer will have the right to call the notes at par (plus accrued but unpaid interest) on each date that the interest rate increases. If this is not the case, step up notes may be treated as issued with OID, in which case the notes generally would be subject to the rules discussed in the prospectus under “United States Taxation—Original Issue Discount.”

If the notes are range accrual notes, dual range accrual notes, inverse floating rate notes or non-inversion range accrual notes, the tax treatment described in the second preceding paragraph assumes that the interest will not be front or back-loaded. The interest rate in respect of such notes will be treated as front or back-loaded if it is reasonably expected that the average value of the interest rate during the first half of the notes’ term will be either significantly less than or significantly greater than the average value of the interest rate during the final half of the notes’ term. Likewise, if the notes are floating rate notes or leveraged notes, the tax treatment described in the second preceding paragraph assumes that either (i) the interest paid in respect of the notes will not be front or back-loaded or (ii) the interest is paid at a rate that is properly characterized as a “qualified floating rate.” A floating rate will generally be a qualified floating rate if the value of the rate on any date during the term of the note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day and either (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated or (ii) the rate is equal to a rate that can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds multiplied by either: (x) a fixed multiple that is greater than 0.65 but not more than 1.35 or (y) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If any of the assumptions in the prior paragraph are not correct with respect to a floating rate note, inverse floating rate note, leveraged note, range accrual note, dual range accrual note or non-inversion range accrual note, or if such a note does not qualify as a variable rate debt instrument under the rules described in the prospectus under “United States Taxation— Original Issue Discount—Variable Rate Debt Securities,” that note may be treated as a debt instrument that is subject to the special rules that govern contingent payment debt instruments as discussed below under “—Rules Applicable to Notes Treated as Contingent Payment Debt Instruments for Tax Purposes.”

Leveraged Steepener Notes

The tax treatment of leveraged steepener notes will depend upon whether such notes are properly treated as variable rate debt instruments or contingent payment debt instruments. If the notes are properly characterized as variable rate debt instruments and do not provide for an initial fixed interest rate, U.S. holders will generally be

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taxed on any interest on the notes as ordinary income at the time that interest is received or when it accrues, depending on the holder’s method of accounting for tax purposes. If, alternatively, the notes are treated as contingent payment debt instruments, the notes will be subject to the special rules, which are discussed below under “- Rules Applicable to Notes Treated as Contingent Payment Debt Instruments for Tax Purposes.”

Whether leveraged steepener notes are properly treated as variable rate debt instruments or contingent payment debt instruments may depend upon whether the interest payable on the notes is front-loaded or back-loaded. More specifically, interest will be treated as front or back-loaded if it is reasonably expected that the average value of the interest rate during the first half of the notes’ term will be either significantly less than or significantly greater than the average value of the interest rate during the final half of the notes’ term. If leveraged steepener notes are treated as front-loaded or back-loaded, such notes should generally be treated as debt instruments subject to the special rules governing contingent payment debt instruments for U.S. federal income tax purposes, which are discussed below under “—Rules Applicable to Notes Treated as Contingent Payment Debt Instruments for Tax Purposes.”

If leveraged steepener notes are not treated as paying interest that is front-loaded or back-loaded, the tax treatment of the notes may depend on whether the notes provide for an initial fixed interest rate. If such notes do not provide for an initial fixed interest rate, the notes will generally be treated as variable rate debt instruments.

If leveraged steepener notes do provide for an initial fixed interest rate, the tax treatment of the notes will depend on whether the fixed interest rate paid on the notes (i) is provided for a period of 1 year or less, and (ii) is intended to approximate the floating rate of interest paid on the notes. However, applicable Treasury regulations provide that an initial fixed interest rate that is paid for period of 1 year or less followed by a variable rate that is otherwise treated as an “objective rate” for a subsequent period will be conclusively presumed to constitute a single “objective rate” for purposes of determining whether an obligation is a variable rate debt instrument if the value of the initial fixed interest rate does not differ from the value of the variable rate by more than 25 basis points on the date the instrument is issued. Accordingly, if (i) the initial fixed rate paid on leveraged steepener notes is within 25 basis points of the value of the floating rate on the issue date of the notes, and (ii) the initial fixed rate on the notes is provided for a term of 1 year or less, it would be reasonable to treat the notes as variable rate debt instruments. If, alternatively, leveraged steepener notes (i) provide for an initial fixed rate that is not within 25 basis points of the value of the floating rate on the notes’ date of issue (and the value of the floating rate is not intended to approximate the initial fixed rate), or (ii) provide for an initial fixed rate for a period that extends beyond 1 year, such notes should generally be treated as contingent payment debt instruments.

Fixed-to-Floating Rate Notes and Floating-to-Fixed Rate Notes

Fixed-to-floating rate notes and floating-to-fixed rate rotes will generally be treated as either variable rate debt instruments or contingent payment debt instruments, depending on the specific terms of the notes. The applicable pricing supplement will specify whether such notes should be treated as variable rate debt instruments or contingent payment debt instruments.

If the notes are properly characterized as variable rate debt instruments, U.S. holders will generally be taxed on any interest on the notes as ordinary income at the time that interest is received or when it accrues, depending on the holder’s method of accounting for tax purposes, unless otherwise specified in the applicable pricing supplement. In addition, depending on the terms of the notes and the rates in effect on the issue date, such notes may be issued with OID. For a detailed discussion of the OID rules, please see “United States Taxation—Original Issue Discount” in the prospectus. If, alternatively, the notes are treated as contingent payment debt instruments, the notes will be subject to the special rules, which are discussed below under “—Rules Applicable to Notes Treated as Contingent Payment Debt Instruments for Tax Purposes.”

Market Discount or Premium

If the notes are purchased at a price other than the initial offering price of the notes, the rules related to market discount or amortizable bond premium may also apply to the notes. These rules are discussed in the prospectus under “United States Taxation—Market Discount” and “United States Taxation—Debt Securities Purchased at a Premium.”

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Sale, Redemption or Maturity of Notes that Are Not Treated as Contingent Payment Debt Instruments

U.S. holders will generally recognize gain or loss on the sale, redemption or maturity of the notes equal to the difference between the amount realized on the sale, redemption or maturity and the holder’s tax basis in the notes. A U.S. holder’s tax basis in the notes will generally be the amount the holder paid for the notes:

•	increased by any OID or market discount, de minimis OID and de minimis market discount previously included in income with respect to the notes; and
•	decreased by (i) for notes that are treated as issued with OID, any payments on the notes that are not qualified stated interest payments, and (ii) any amortizable bond premium applied to reduce interest on the notes.

Such gain or loss would be capital gain or loss except to the extent (i) attributable to accrued but unpaid interest, and (ii) described under “United States Taxation—Market Discount” in the prospectus. Capital gain of an individual U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year.

Rules Applicable to Notes Treated as Contingent Payment Debt Instruments for Tax Purposes

If the notes are subject to the special rules applicable to contingent payment debt instruments, the amount of interest U.S. holders are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing OID on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the notes (the “comparable yield”) and then determining a payment schedule as of the issue date that would produce the comparable yield. A projected payment schedule with respect to a note generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that note equal to the comparable yield. This projected payment schedule will consist of the principal amount, any noncontingent payments provided under the terms of the note, and a projection for tax purposes of each contingent payment. These rules could possibly have the effect of requiring U.S. holders to include amounts in income in respect of the notes prior to receipt of cash attributable to that income.

The amount of interest that a U.S. holder will be required to include in income during each accrual period for the notes will equal the product of the adjusted issue price for the notes at the beginning of the accrual period and the comparable yield for the notes for such period. The adjusted issue price of the notes will equal the original offering price for the notes plus any interest that has accrued on the notes (under the rules governing contingent payment debt instruments) and decreased by the projected amount of any payments previously made on the notes.

Information on how to obtain the comparable yield and projected payment schedule for a particular note will be provided in the applicable pricing supplement. A holder is required to use this comparable yield and projected payment schedule in determining its interest accruals in respect of a note treated as a contingent payment debt instrument unless the holder timely discloses and justifies on its federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided for any purpose other than the determination of interest accruals in respect of the notes, and we make no representations regarding the amount of contingent payments with respect to the notes. Any Form 1099-OID will be based on such comparable yield and projected payment schedule.

In addition to accruing interest income in accordance with the comparable yield, a U.S. holder will be required to make adjustments (as described below) if the actual amounts that holder receives in any taxable year differs from the projected payment schedule.

If, during any taxable year, a U.S. holder receives actual payments with respect to the notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, that holder will incur a “net positive adjustment” under applicable Treasury regulations equal to the amount of such excess. A U.S. holder will treat a net positive adjustment as additional interest income in that taxable year.

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If a U.S. holder receives in a taxable year actual payments with respect to the notes that, in the aggregate, are less than the amount of projected payments for that taxable year, that holder will incur a “net negative adjustment” under applicable Treasury regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce interest income on the notes for that taxable year, and (b), to the extent of any excess after the application of clause (a), give rise to an ordinary loss to the extent of the holder’s interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in clauses (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, redemption or maturity of the notes. A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

If the notes are purchased for an amount that differs from the notes’ adjusted issue price at the time of the purchase, a U.S. holder must determine the extent to which the difference between the price paid for the notes and the notes’ adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly.

If the notes are purchased for an amount that is less than the adjusted issue price of the notes, U.S. holders must (i) make positive adjustments increasing the amount of interest that would otherwise accrue and be included in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph, and (ii) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of loss) that would otherwise be recognized upon the receipt, if any, of each remaining contingent payment to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If the notes are purchased for an amount that is greater than the adjusted issue price of the notes, U.S. holders must (i) make negative adjustments decreasing the amount of interest that would otherwise accrue and be included in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph, and (ii) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of loss) that would otherwise be recognized upon the receipt, if any, of each remaining contingent payment to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that a U.S. holder may receive will not reflect the effects of any positive or negative adjustments, U.S. holders are urged to consult with their tax advisors as to whether and how the adjustments described in the preceding paragraph should be made to the amounts reported on any Form 1099-OID.

If a contingent payment on the notes becomes fixed (within the meaning of applicable Treasury regulations) more than six months before the payment is due, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, using a discount rate equal to the comparable yield. If all contingent payments on the notes become fixed, substantially contemporaneously, applicable Treasury regulations provide that U.S. holders should take into account positive or negative adjustments in respect of such contingent payments over the period to which they related in a reasonable manner. U.S. holders should consult their tax advisors as to what would be a “reasonable manner” in their particular situation.

U.S. holders will recognize gain or loss on the sale, redemption or maturity of the notes in an amount equal to the difference, if any, between the amount of cash received at that time and their adjusted basis in the notes. In general, a U.S. holder’s adjusted basis in the notes will equal the amount the holder paid for the notes, increased by the amount of interest that was previously accrued with respect to the notes (in accordance with the comparable yield for the notes, but disregarding any adjustments made if the actual payments differ from the projected payments), decreased by the projected amount of any payments previously made on the notes, and increased or decreased by the amount of any positive or negative adjustment, if any, that is made with respect to the notes under the rules set forth above with respect to secondary purchasers.

Any gain that may be recognized on the sale, redemption or maturity of notes treated as contingent payment debt instruments will generally be ordinary interest income. Any loss that may be recognized upon the sale, redemption or maturity of such notes will generally be ordinary loss to the extent the interest included as income in

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the current or previous taxable years in respect of the notes exceeded the total net negative adjustments that the holder took into account as ordinary loss, and thereafter will be capital loss. If the notes are held until maturity and the payment at maturity is less than the projected payment at maturity, the difference will first reduce interest that would otherwise accrue in respect of the notes in such taxable year, and any remainder will be ordinary loss to the extent the interest that the holder previously accrued as income in respect of the notes exceeded the total net negative adjustments that the holder took into account as ordinary loss, and thereafter will be capital loss. The deductibility of capital losses is subject to limitations.

Where the term of your notes will not exceed one year

Accrual Notes, Fixed Rate Notes and Step Up Notes

The discussion in the prospectus under “United States Taxation —Original Issue Discount—Short-Term Debt Securities” provides a general description of the U.S. federal income tax consequences of holding accrual notes, fixed rate notes or step up notes with a term that will not exceed one year.

Range Accrual Notes, Dual Range Accrual Notes, Non-Inversion Range Accrual Notes, Floating Rate Notes, Inverse Floating Rate Notes, Leveraged Steepener Notes, Fixed-to-Floating Rate Notes, Floating-to-Fixed Rate Notes and Leveraged Notes

The following subsection provides a general description of the U.S. federal income tax consequences of holding range accrual notes, dual range accrual notes, non-inversion range accrual notes, floating rate notes, inverse floating rate notes, leveraged steepener notes, fixed-to-floating rate notes, floating-to-fixed rate notes and leveraged notes with a term that will not exceed one year. The notes should be treated as debt instruments subject to the rules governing short-term debt instruments. Accordingly, interest paid or accrued on the notes should be ordinary income for U.S. federal income tax purposes.

No statutory, judicial or administrative authority directly discusses how the Notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of an investment in the notes are uncertain. Because of the uncertainty, you should consult your tax advisor in determining the U.S. federal income tax and other tax consequences of an investment in the Notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

As described in the prospectus under “United States Taxation—Original Issue Discount—Short-Term Debt Securities,” all interest paid with respect to a short-term note is treated as OID and is required to be accrued by accrual basis taxpayers and electing cash basis taxpayers on either the straight-line method, or, if elected, the constant yield method, compounded daily. There are no regulations, published rulings or judicial decisions, however, that address the determination of OID on short-term notes where coupon payments are not fixed in amount. In the absence of authority, it may be reasonable for a U.S. holder to include interest with respect to the notes into income in accordance with the holder’s regular method of accounting.

Alternative approaches may also be reasonable. For example, an accrual basis U.S. holder, a cash basis U.S. holder that elects to accrue interest currently or a U.S. holder in a special class of holders (as described in the prospectus under “United States Taxation —Original Issue Discount—Short-Term Debt Securities”) who is otherwise required to accrue OID with respect to short-term debt instruments could calculate and accrue OID on the notes under rules analogous to the rules for accruing interest on a contingent payment debt instrument.

Treatment Upon Sale or Maturity

U.S. holders of short-term notes will recognize gain or loss on the sale, redemption or maturity of the notes in an amount equal to the difference, if any, between the fair market value of the amount received at such time and the holder’s adjusted basis in the notes. The adjusted basis of a cash basis taxpayer in the notes will generally be the purchase price of the notes. The adjusted basis in the notes of an accrual basis U.S. holder or a cash basis U.S.

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holder that elects to accrue interest on the notes currently will generally be the purchase price of the notes increased by the amount of interest accrued on the notes by the holder and decreased by the interest paid on the notes to the holder. Any gain realized on the sale, redemption or maturity of the notes would be ordinary income to the extent of the interest that had accrued on the notes, and assuming the notes are treated as short-term debt for U.S. federal income tax purposes, the balance would be short-term capital gain or loss. Short-term capital gains are taxed at ordinary income rates and the deductibility of capital losses is limited.

U.S. holders should also review the discussion in “—Medicare Tax”, “—Treasury Regulations Requiring Disclosure of Reportable Transactions”, “—Information With Respect to Foreign Financial Assets” and “—Information Reporting and Backup Withholding” under “United States Taxation” in the prospectus.

Non-U.S. Holders

The following discussion applies to non-U.S. holders of the notes. A non-U.S. holder is a beneficial owner of a note that for U.S. federal income tax purposes is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes, provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii), if the holder is a non-resident alien individual, such holder is not present in the United States for 183 days or more during the taxable year of the sale or maturity of the notes. In the case of clause (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments. Payments made to a non-U.S. holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.

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Certain Considerations for Employee Benefit Plans

Any fiduciary (including an insurance company and the manager of any fund treated as a fiduciary under the U.S. Department of Labor’s Plan Asset Regulation) of a pension plan or other employee benefit plan that is subject to the fiduciary responsibility and/or prohibited transaction rules of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the U.S. Internal Revenue Code of 1986, as amended (the “Code”), including an IRA or Keogh Plan, and any fiduciary of a governmental plan, church plan or non-U.S. plan that is subject to substantially similar requirements, (each called a “Plan, and collectively called “Plans”) who is considering purchasing the notes with the assets of such a plan, should consult its counsel regarding whether the purchase and holding of the notes is an appropriate investment for the plan or could become a “prohibited transaction” under ERISA, the Code or substantially similar law in light of the deemed representations discussed below that will be required to be made.

As more fully described in the prospectus, the Bank and certain of its affiliates each may be considered a “party in interest” under ERISA or a “disqualified person” under the Code, or under substantially similar law with respect to Plans purchasing and holding the notes, for example, because they provide services to such Plans. Purchase and holding of the notes would be a prohibited transaction for such Plans unless an applicable exemption applies. Exemptions could apply if the notes are acquired in transactions effected on behalf of a Plan by a “qualified professional asset manager, or “QPAM”, or an in-house asset manager (“INHAM”), for transactions involving insurance company general accounts or insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control over or render any investment advice with respect to the assets of any Plan involved in the transactions and the Plan pays adequate consideration.

The person making the investment decision on behalf of a Plan shall be deemed, on behalf of itself and the Plan, by acquiring, holding or disposing the notes or exercising any rights related thereto, to represent that: (a) it has determined that the transaction is appropriate for the Plan; (b) the acquisition, holding and disposition of the notes or any exercise of rights related thereto will not constitute a non-exempt prohibited transaction under ERISA, the Code, or substantially similar law applicable to the Plan regardless of whether the note is treated as debt or, in appropriate cases based on the terms of notes, might be recharacterized as a cash settled derivatives contract; (c) neither the Bank nor any of its affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with the acquisition, disposition, or holding of notes or exercise of rights related to the notes.

Any fiduciary making a decision to acquire and hold the notes should also consider the applicable prudence and diversification requirements of ERISA or substantially similar law and the liquidity needs of the Plan, taking into account the possibility that there may be no secondary market for the notes.

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Supplemental Plan of Distribution

With respect to each note to be issued, the Bank will agree to sell to Scotia Capital (USA) Inc., and/or such other agent(s) specified in the applicable pricing supplement, and such agent(s) will agree to purchase from the Bank, the principal amount of the note specified, at the price and receive the underwriter’s commission specified under “Net proceeds to the issuer,” in the relevant pricing supplement. Scotia Capital (USA) Inc. intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, Scotia Capital (USA) Inc. or one of our other affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities, see “Supplemental Plan of Distribution” in the accompanying prospectus supplement and "Plan of Distribution" in the accompanying prospectus.

To the extent the agents resell notes to a broker or dealer less a concession equal to the entire underwriting discount, such broker or dealer may be deemed to be an “underwriter” of the notes as such term is defined in the Securities Act of 1933, as amended.

This product prospectus supplement does not constitute an offer of the notes, directly or indirectly, in Canada or to residents of Canada. The notes will not be qualified for sale under the securities laws of any province or territory of Canada.

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Annex A
Repayment Election Form

The Bank of Nova Scotia Senior Notes CUSIP Number ____________

To: The Bank of Nova Scotia:

The undersigned financial institution (the “Financial Institution”) represents the following:

•	The Financial Institution has received a request for repayment from the executor or other authorized representative (the “Authorized Representative”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”) of ____________ Senior Notes (CUSIP No. ____________) (the “Notes”).
•	At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the “Depositary”).
•	The Deceased Beneficial Owner had purchased such Notes (either in an initial or subsequent sale of the Notes) at least one year prior to the date of his or her death.

The Financial Institution agrees to the following terms:

•	The Financial Institution shall follow the instructions (the “Instructions”) accompanying this Repayment Election Form (the “Form”).
•	The Financial Institution shall make all records specified in the Instructions supporting the above representations available to The Bank of Nova Scotia (the “Bank”) for inspection and review within five business days of the Bank’s request.
•	If the Financial Institution or the Bank, in either’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Bank may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Bank immediately.
•	Other than as described in the product supplement or the pricing supplement (the “Disclosure Document”) issued in connection with the Notes in the limited situation involving tenders of notes that are not accepted during one calendar year as a result of the “Annual Limitation” or the “Individual Limitation,” repayment elections may not be withdrawn.
•	The Financial Institution agrees to indemnify and hold harmless the Bank against and from any and all claims, liabilities, costs, losses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Authorized Representative.

(1)
Name of Deceased Beneficial Owner
(2)
Date of Death
(3)
Name of Authorized Representative Requesting Repayment
(4)
Name of Financial Institution Requesting Repayment
(5)
Signature of Representative of Financial Institution Requesting Repayment

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(6)
Principal Amount of Requested Repayment
(7)
Date of Election
(8)
Date Requested for Repayment
(9)	Financial Institution Representative:
Name:
Phone Number:
Fax Number:
Mailing Address (no P.O. Boxes):
(10)	Wire instructions for payment:
Bank Name:
ABA Number:
Account Name:
Account Number:
Reference (optional):

To be completed by the Bank:

(A)	Election Number:
(B)	Delivery and Payment Date:
(C)	Principal Amount:
(D)	Accrued Interest:
(E)	Date of Receipt of Form by the Bank:
(F)	Date of Acknowledgment by the Bank:
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Instructions for Completing Repayment Election Form and Exercising Repayment Option

Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form. The terms of the repayment option are governed by the Disclosure Document that the beneficial owner received at the time he, she or it purchased the Notes. In the event of any inconsistencies, the Disclosure Document will govern.

1.	Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, and had owned for a period of at least one year prior to death, the Notes being submitted for repayment and (4) any necessary tax waivers. For purposes of determining whether the Bank will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:
•	Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner; however, only the death of all such tenants will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder’s interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case only the death of both husband and wife will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.
•	Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust; however, only the death of all such individuals who are tenants by the entirety or joint tenants in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case only the death of both husband and wife will be deemed the death of the beneficiary of the trust.
•	The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to our satisfaction. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.
2.	Indicate the name of the Deceased Beneficial Owner on line (1).
3.	Indicate the date of death of the Deceased Beneficial Owner on line (2).
4.	Indicate the name of the Authorized Representative requesting repayment on line (3).
5.	Indicate the name of the Financial Institution requesting repayment on line (4).
6.	Affix the authorized signature of the Financial Institution’s representative on line (5).

The signature must be medallion signature guaranteed.

7.	Indicate the principal amount of Notes to be repaid on line (6).
8.	Indicate the date this Form was completed on line (7).
9.	Indicate the date of requested repayment on line (8). The date of requested repayment may not be earlier than the first June 15 or December 15 to occur at least 20 calendar days after the date of the Bank’s acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of requested payment may be no earlier than the next succeeding
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business day. For example, if the acceptance date for Notes tendered were May 1, 2014, the earliest repayment date you could elect would be June 15, 2014.

10.	Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (9).
11.	Indicate the wire instruction for payment on line (10).
12.	Leave lines (A), (B), (C), (D), (E) and (F) blank.
13.	Mail or otherwise deliver an original copy of the completed Form to:

The Bank of Nova Scotia
Scotia Plaza
44 King Street West
Toronto, Ontario
M5H 1H1
ATTN: 

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The Bank of Nova Scotia
Senior Notes Program, Series A
Rate Linked Notes, Series A

Accrual Notes	Inverse Floating Rate Notes
Fixed Rate Notes	Leveraged Notes
Step Up Notes	Range Accrual Notes
Floating Rate Notes	Dual Range Accrual Notes
Fixed-to-Floating Rate Notes	Non-Inversion Range Accrual Notes
Floating-to-Fixed Rate Notes	Leveraged Steepener Notes

December 1, 2014

Prospectus Supplement to the Prospectus Dated December 1, 2014

The Bank of Nova Scotia

US$11,789,336,191.28

Senior Note Program, Series A

___________

The Bank of Nova Scotia (the “Bank”) may from time to time offer and issue unsecured unsubordinated notes (the “notes”), which would constitute deposit liabilities of the Bank for purposes of the Bank Act (Canada) (the “Bank Act”), in an aggregate initial offering price of the notes (or the U.S. dollar equivalent thereof if any of the notes are denominated in a currency or currency unit other than U.S. dollars) of up to US$11,789,336,191.28.

The offering of the notes hereunder will be made pursuant to a senior note program (the “Senior Note Program”) described in this prospectus supplement (the “Prospectus Supplement”). The specific terms of the notes, which will be established at the time of the offering and sale of the notes, will be set out in one or more product prospectus supplements (if applicable) and pricing supplements (collectively referred to as a “Pricing Supplement”) delivered, together with the prospectus dated December 1, 2014 (the “Prospectus”), and this Prospectus Supplement, to purchasers of the notes. The terms of the notes may include the following:

▪	stated maturity of nine months or longer, except that indexed notes may have maturities of less than nine months;.
▪	fixed or floating interest rate, zero-coupon or issued with original issue discount; a floating interest rate may be based on:
•	commercial paper rate
•	U.S. prime rate
•	London interbank offered rate (“LIBOR”)
•	euro interbank offered rate (“EURIBOR”)
•	constant maturity treasury rate (“CMT rate”)
•	certificate of deposit interest rate (“CD rate”)
•	consumer price index (“CPI”)
•	constant maturity swap rate (“CMS rate”) federal funds rate
•	federal funds rate
▪	Ranked as senior indebtedness of the Bank
▪	amount of principal and/or interest may be determined by reference to an index or formula
▪	book-entry form only through The Depository Trust Company
▪	redemption at the option of the Bank or at the option of the holder
▪	redemption at the option of the Bank or at the option of the holder
▪	interest on notes paid monthly, quarterly, semi-annually or annually
▪	unless otherwise set forth in the applicable Pricing Supplement, minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof (except that non-U.S. investors may be subject to higher minimums)
▪	denominated in a currency other than U.S. dollars or in a composite currency
▪	settlement in immediately available funds

The aggregate initial offering price of the notes is subject to reduction as a result of the sale by the Bank of other debt securities pursuant to one or more other prospectus supplements under the Prospectus.

Investing in the notes involves risks. See "Risk Factors" beginning on page S-2 of this Prospectus Supplement and page 6 of the Prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities regulator has approved or disapproved of the Notes, or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.

The Bank may sell the notes directly or through one or more agents or dealers, including the agent listed below. The agent is not required to sell any particular amount of the notes.

The Bank may use this Prospectus Supplement in the initial sale of any notes. In addition, Scotia Capital (USA) Inc. or any other affiliate of the Bank may use this Prospectus Supplement and accompanying Prospectus in a market-making or other transaction in any note after its initial sale. Unless the Bank or its agent informs the purchaser otherwise in the confirmation of sale or Pricing Supplement, this Prospectus Supplement and accompanying Prospectus are being used in a market-making transaction.

_____________

Scotia Capital

Prospectus supplement dated December 1, 2014

Prospectus Supplement

Prospectus dated December 1, 2014

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement, the accompanying Prospectus or any Pricing Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by The Bank of Nova Scotia or the agents. This Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in the relevant Pricing Supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

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About This Prospectus Supplement

This Prospectus Supplement and the accompanying Prospectus and, if applicable, a product prospectus supplement, provide you with a general description of the notes we may offer. Each time we sell notes we will provide a pricing supplement containing specific information about the terms of the notes being offered. Each pricing supplement may include a discussion of any risk factors or other special considerations that apply to those notes. The pricing supplement may also add, update or change the information in this Prospectus Supplement and any applicable product prospectus supplement. If there is any inconsistency between the information in this Prospectus Supplement or any applicable product prospectus supplement and any pricing supplement, you should rely on the information in that pricing supplement. In this Prospectus Supplement when we refer to this Prospectus Supplement we are also referring to any applicable product prospectus supplement unless the context otherwise requires.

Unless otherwise specified, in this Prospectus Supplement and in each product prospectus supplement and pricing supplement relating to notes issued under the Senior Note Program:

•	all dollar amounts are expressed in U.S. dollars;
•	“the Bank”, “we”, “us” and “our” mean The Bank of Nova Scotia together, where the context requires, with its subsidiaries; and
•	“you”, “your” and “holder” means a prospective purchaser or a purchaser of notes, or a beneficial or registered holder of notes, provided that a reference to “registered holder” means a registered holder of notes (see “Legal Ownership and Book-Entry Issuance” and “Description of the Debt Securities” in the Prospectus and “Global Notes” under the heading “Description of the Notes” in this Prospectus Supplement).
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Risk Factors

Investing in the notes involves risks. You should consider carefully the risks relating to the notes described below, as well as the other information presented in, or incorporated by reference into, this Prospectus Supplement, the Prospectus or any relevant Pricing Supplement, before you decide whether to invest in the notes.

An Investment in the Notes Is Subject to Our Credit Risk

An investment in any of the notes issued under our Senior Note Program is subject to our credit risk. The existence of a trading market for, and the market value of, any of the notes may be impacted by market perception of our creditworthiness. If market perception of our creditworthiness were to decline for any reason, the market value of your notes, and availability of the trading markets generally, may be adversely affected.

Risks Relating to Indexed Notes

We use the term “indexed notes” to mean notes whose value is linked to an underlying property or index. Indexed notes may present a high level of risk, and those who invest in indexed notes may lose their entire investment. In addition, the treatment of indexed notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Thus, if you propose to invest in indexed notes, you should independently evaluate the federal income tax consequences of purchasing an indexed note that apply in your particular circumstances.

Investors in Indexed Notes Could Lose Their Entire Investment

The amount of principal and/or interest payable on an indexed note and the cash value or physical settlement value of a physically settled note will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index.” The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on the indexed note, and the cash value or physical settlement value of a physically settled note. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed note, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Note

The issuer of a security that serves as an index or part of an index for an indexed note will have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a note indexed to that security or to an index of which that security is a component.

If the index for an indexed note includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. That government may take actions that could adversely affect the value of the note. See “– Risks Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about these kinds of government actions.

An Indexed Note May Be Linked to a Volatile Index, Which Could Hurt the Value of Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal and/or interest that can be expected to become payable on an indexed note may vary substantially from time to time. Because the amounts payable with respect to an

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indexed note are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed note may be adversely affected by a fluctuation in the level of the relevant index. The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed note.

An Index to Which a Note Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed note that is linked to the index. The indices for our indexed notes may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed notes.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed note may allow us to delay determining the amount payable as principal or interest on an indexed note, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would have produced. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

Some indexed notes are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed note of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed notes or the rates of return on them.

Notes Linked to the CPI Are Subject to Additional Risks.

If the interest rate on your notes is linked to the CPI, the level of the CPI may decrease during periods of little or no inflation (and will decrease during periods of deflation). In such a case, the interest rate on your notes during any interest period may be small, and may even be 0.00%.

The CPI Itself and the Method by which the Bureau of Labor Statistics of the U.S. Bureau of Labor Statistics (“BLS”) Calculates the CPI May Change In the Future. If the interest rate on your notes is linked to the CPI, the BLS may change the method by which it calculates the CPI, which could affect the level of the CPI used to calculate the interest rate (or, if applicable, determine whether the CPI is within the reference rate range) applicable to your notes. In particular, changes in the way the CPI is calculated could reduce the level of the CPI, which, if the interest rate on your notes is a floating rate of interest linked to the CPI, will result in lower interest payments during the applicable interest period(s), and in turn reduce the market value of the notes.

Consumer Prices May Change Unpredictably, Affecting the Level of the CPI and the Market Value of the Notes in Unforeseeable Ways. Market prices of the consumer items underlying the CPI may fluctuate based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the level of the CPI and the market value of the notes in varying ways, and different factors may cause the level of the CPI to move in inconsistent directions at inconsistent rates.

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Pricing Information About the Property Underlying a Relevant Index May Not Be Available

Special risks may also be presented because of differences in time zones between the United States and the market for the property underlying the relevant index, such that the underlying property is traded on a foreign exchange that is not open when the trading market for the notes in the United States, if any, is open or where trading occurs in the underlying property during times when the trading market for the notes in the United States, if any, is closed. In such cases, holders of the notes may have to make investment decisions at a time when current pricing information regarding the property underlying the relevant index is not available.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Note

In order to hedge an exposure on a particular indexed note, we may, directly or through our affiliates or other agents, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for the note, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. To the extent that we enter into hedging arrangements with a non-affiliate, including a non-affiliated agent, such non-affiliate may enter into similar transactions. Engaging in transactions of this kind could adversely affect the value of an indexed note. It is possible that we or the hedging counterparty could achieve substantial returns from our hedging transactions while the value of the indexed note may decline.

We are under no obligation to hedge our exposure under a particular indexed note. There can be no assurance that any hedging transactions we may choose to undertake will be maintained over the term of the note or will be successful. Regardless of whether we engage in hedging transactions, you have no claim to or in respect of any particular asset which we hold and depend upon our creditworthiness for payment of any amounts due under a note.

Information About Indices May Not Be Indicative of Future Performance

If we issue an indexed note, we may include historical information about the relevant index in the relevant Pricing Supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Note

Scotia Capital (USA) Inc. and our other affiliates and unaffiliated agents may have conflicts of interest with respect to some indexed notes. Scotia Capital (USA) Inc. and our other affiliates and unaffiliated agents may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed notes and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed notes. We and our affiliates and unaffiliated agents may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed notes. Introducing competing products into the marketplace in this manner could adversely affect the value of a particular indexed note.

We or our affiliates or an unaffiliated entity that provides us a hedge in respect of indexed notes may serve as calculation agent and/or exchange rate agent for the indexed notes and may have considerable discretion in calculating the amounts payable in respect of the notes. To the extent that we or another of our affiliates or such an unaffiliated entity calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed note based on the index or the rate of return on the security.

Floating Rates of Interest are Uncertain and Could be 0.0%

If your notes are floating rate notes or otherwise directly linked to a floating rate for some portion of the notes’ term, no interest will accrue on the notes with respect to any interest period for which the applicable floating rate specified in the applicable Pricing Supplement is zero on the related interest rate reset date.

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Floating interest rates, by their very nature, fluctuate, and may be as low as 0.0%. Also, in certain economic environments, floating rates of interest may be less than fixed rates of interest for instruments with a similar credit quality and term. As a result, the return you receive on your notes may be less than a fixed rate security issued for a similar term by a comparable issuer.

Changes in Banks’ Inter-bank Lending Rate Reporting Practices or the Method Pursuant to which LIBOR is Determined May Adversely Affect the Value of Securities to which LIBOR Relates

Regulators and law enforcement agencies from a number of governments have been conducting investigations relating to the calculation of the London Interbank Offered Rate, or LIBOR, across a range of maturities and currencies, and certain financial institutions that were member banks surveyed by the British Bankers’ Association (the “BBA”) in setting daily LIBOR have entered into agreements with the U.S. Department of Justice, the U.S. Commodity Futures Trading Commission and/or the U.K. Financial Services Authority in order to resolve the investigations. In addition, in September 2012, the U.K. government published the results of its review of LIBOR, commonly referred to as the “Wheatley Review.” The Wheatley Review made a number of recommendations for changes with respect to LIBOR, including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates, new regulatory oversight and enforcement mechanisms for rate-setting and the corroboration of LIBOR, as far as possible, by transactional data. Based on the Wheatley Review, on March 25, 2013, final rules for the regulation and supervision of LIBOR by the U.K. Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, in response to the Wheatley Review recommendations, ICE Benchmark Administration Limited has been appointed as the independent LIBOR administrator, effective February 1, 2014. It is not possible to predict the further effect of the FCA Rules, any changes in the methods pursuant to which LIBOR rates are determined or any other reforms to LIBOR that may be enacted in the U.K., the European Union (the “EU”) and elsewhere, each of which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, ICE Benchmark Administration Limited, the European Commission or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If such changes and reforms were to be implemented, the level of interest payments and the value of the notes may be affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations and other proposed reforms will continue to be adopted and the timing of such changes may adversely affect the current trading market for the notes and their value.

Risks Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar note – e.g., a note whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency – you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Notes of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

An Investment in a Non-U.S. Dollar Note Involves Currency-Related Risks

An investment in a non-U.S. dollar note entails significant risks that are not associated with a similar investment in a note that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a note denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the note, including the principal payable at maturity. That in turn could cause the market value of the note to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

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Government Policy Can Adversely Affect Foreign Currency Exchange Rates and an Investment in a Non-U.S. Dollar Note

Foreign currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar notes is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar note or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the note as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a note at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Information About Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar note, we may include in the relevant Pricing Supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular note.

Non-U.S. Investors May Be Subject to Certain Additional Risks

If we issue a U.S. dollar note and you are a non-U.S. investor who purchased such notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.

This Prospectus Supplement contains a general description of certain U.S. and Canadian tax consequences relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of notes and receiving payments of principal or other amounts under the notes.

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Use of Proceeds

Unless otherwise specified in a Pricing Supplement, the net proceeds to the Bank from the sale of the notes will be added to the general funds of the Bank and utilized for general banking purposes. The application of the proceeds will depend upon the funding requirements of the Bank at the time.

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Description of the Notes

You should carefully read the description of the terms and provisions of our debt securities and our senior debt indenture under "Description of the Debt Securities We May Offer" in the accompanying Prospectus. That section, together with this Prospectus Supplement and the applicable pricing supplement, summarizes all the material terms of our senior debt indenture and your note. They do not, however, describe every aspect of our senior debt indenture and your note. For example, in this section entitled "―Description of the Notes," the accompanying Prospectus and the applicable pricing supplement, we use terms that have been given special meanings in our senior debt indenture, but we describe the meanings of only the more important of those terms. The specific terms of any series of notes will be described in the relevant pricing supplement. As you read this section, please remember that the specific terms of your note as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If your pricing supplement is inconsistent with this Prospectus Supplement or the accompanying Prospectus, your Pricing Supplement will control with regard to your note. Thus, the statements we make in this section may not apply to your note.

General

The notes will be limited to an aggregate offering price of US$11,789,336,191.28 or, at the Bank’s option if so specified in the relevant Pricing Supplement, the equivalent of this amount in any currency or currency unit other than U.S. dollars. The Bank may issue notes pursuant to one or more other prospectus supplements under the Prospectus and the aggregate amount of the notes that may be offered under this Prospectus Supplement may be subject to reduction as a result of the sale by the Bank of other securities (including notes and unsecured subordinated notes of the Bank) pursuant to one or more other prospectus supplements under the Prospectus.

Notes may be issued at various times and in different series, any series of which may be comprised of one or more tranches of notes. The Bank may issue as many distinct series of notes as it wishes.

The notes will constitute the Bank’s unsecured and unsubordinated obligations and will constitute deposit liabilities of the Bank for purposes of the Bank Act and will rank on a parity with all of the Bank’s other senior unsecured debt including deposit liabilities, other than certain governmental claims in accordance with applicable law, and prior to all of the Bank’s subordinated debt. The notes will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.

The notes will be issued under a senior debt indenture among the Bank, Computershare Trust Company, N.A., as United States trustee, and Computershare Trust Company of Canada, as Canadian trustee, which is more fully described in the Prospectus under the heading “Description of the Debt Securities We May Offer." The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. Whenever we refer to specific provisions or defined terms in the indenture, those provisions or defined terms are incorporated in this prospectus supplement by reference. Section references used in this discussion are references to the indenture. Capitalized terms which are not otherwise defined shall have the meanings given to them in the indenture.

Subject to regulatory capital requirements applicable to the Bank, there is no limit on the amount of indebtedness that the Bank may issue. The Bank has other unsubordinated debt outstanding and may issue additional unsubordinated debt at any time and without notifying you.

The Bank will offer notes under the Senior Note Program on a continuous basis through one or more agents. See “Supplemental Plan of Distribution”.

The indenture does not limit the aggregate principal amount of senior notes that we may issue. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other debt securities under the indenture in addition to the US$11,789,336,191.28 aggregate initial offering price of notes noted on the cover of this Prospectus Supplement. Each note issued under this Prospectus Supplement will have a stated maturity that will be specified in the applicable Pricing Supplement and may be subject to redemption or

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repayment before its stated maturity. As a general matter, each note will mature nine months or more from its date of issue, except that indexed notes may have a maturity of less than nine months. Notes may be issued at significant discounts from their principal amount due on the stated maturity (or on any prior date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at our option, repayment at the option of the holder or otherwise), and some notes may not bear interest. We may from time to time, without the consent of the existing holders of the relevant notes, create and issue further notes having the same terms and conditions as such notes in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon.

Unless we specify otherwise in the relevant Pricing Supplement, currency amounts in this Prospectus Supplement are expressed in U.S. dollars. Unless we specify otherwise in any note and Pricing Supplement, the notes will be denominated in U.S. dollars and payments of principal, premium, if any, and any interest on the notes will be made in U.S. dollars. If any note is to be denominated other than exclusively in U.S. dollars, or if the principal of, premium, if any, or any interest on the note is to be paid in one or more currencies (or currency units or in amounts determined by reference to an index or indices) other than that in which that note is denominated, additional information (including authorized denominations and related exchange rate information) will be provided in the relevant Pricing Supplement. Unless we specify otherwise in any Pricing Supplement, notes denominated in U.S. dollars will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (except that non-U.S. investors may be subject to higher minimums).

Interest rates that we offer on the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.

Global Notes

Unless otherwise specified in a Pricing Supplement, each note issued under the Senior Note Program will be issued as a book-entry note in fully registered form and will be represented by a global note that the Bank deposits with and registers in the name of a financial institution or its nominee called a depository. Unless otherwise specified in the applicable Pricing Supplement, The Depository Trust Company, New York, New York, will be the depository for all notes in global form. See “Legal Ownership and Book-Entry Issuance” in the Prospectus.

Types of Notes

We may issue the following three types of notes:

•	Fixed Rate Notes. A note of this type will bear interest at a fixed rate described in the applicable Pricing Supplement. This type includes zero-coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.
•	Floating Rate Notes. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below in “– Interest Rates – Floating Rate Notes.” If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in your Pricing Supplement.
•	Indexed Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:
•	one or more securities;
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•	one or more currencies;
•	one or more commodities;
•	any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or
•	indices or baskets of any of these items.

If you are a holder of an indexed note, you may receive a principal amount at maturity that is greater than, less than or equal to the face amount of your note depending upon the value of the applicable index at maturity. That value may fluctuate over time. If you purchase an indexed note your Pricing Supplement will include information about the relevant index and how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed note, you should read carefully the section entitled “Risk Factors – Risks Relating to Indexed Notes” below.

Original Issue Discount Notes

A fixed rate note, a floating rate note or an indexed note may be an original issue discount note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero-coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity.

Principal Protected Notes

The relevant Pricing Supplement will specify if your notes are principal protected notes. The amount payable in respect of principal protected notes on the maturity date will be at least equal to the principal amount of the notes.

Information in the Pricing Supplement

Your Pricing Supplement will describe one or more of the following terms of your note:

•	the stated maturity;
•	the specified currency or currencies for principal and interest, if not U.S. dollars;
•	the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date;
•	whether your note is a fixed rate note, a floating rate note or an indexed note;
•	if your note is a fixed rate note, the yearly rate at which your note will bear interest, if any, and the interest payment dates;
•	if your note is a floating rate note, the interest rate basis, which may be one of the ten interest rate bases described in “– Interest Rates – Floating Rate Notes” below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; and the interest reset, determination, calculation and payment dates, all of which we describe under “– Interest Rates – Floating Rate Notes” below;
•	if your note is an indexed note, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any;
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•	if your note is an original issue discount note, the yield to maturity;
•	if applicable, the circumstances under which your note may be redeemed at our option before the stated maturity, including any redemption commencement date, redemption price(s) and redemption period(s);
•	if applicable, the circumstances under which you may demand repayment of your note before the stated maturity, including any repayment commencement date, repayment price(s) and repayment period(s);
•	any special Canadian or United States federal income tax consequences of the purchase, ownership or disposition of a particular issuance of notes;
•	the use of proceeds, if materially different than those discussed in this Prospectus Supplement; and
•	any other terms of your note, which could be different from those described in this Prospectus Supplement.

Market-Making Transactions

If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which an agent or other person resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note.

Redemption at the Option of the Bank; No Sinking Fund

If an initial redemption date is specified in the applicable Pricing Supplement, we may redeem the particular notes prior to their stated maturity date at our option on any date on or after that initial redemption date in whole or from time to time in part in increments of US$1,000 or any other integral multiple of an authorized denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least US$1,000 or other minimum authorized denomination applicable thereto), at the redemption price or prices specified in that Pricing Supplement, together with unpaid interest accrued thereon to the date of redemption. Unless otherwise specified in the applicable Pricing Supplement, we must give written notice to registered holders of the particular notes to be redeemed at our option not more than 60 nor less than 30 calendar days prior to the date of redemption.

The notes will not be subject to, or entitled to the benefit of, any sinking fund.

Repayment at the Option of the Holder

If one or more optional repayment dates are specified in the applicable Pricing Supplement, registered holders of the particular notes may require us to repay those notes prior to their stated maturity date on any optional repayment date in whole or from time to time in part in increments of US$1,000 or any other integral multiple of an authorized denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least US$1,000 or other minimum authorized denomination applicable thereto), at the repayment price or prices specified in that Pricing Supplement, together with unpaid interest accrued thereon to the date of repayment. A registered holder’s exercise of the repayment option will be irrevocable.

For any note to be repaid, the applicable trustee must receive, at its corporate trust office in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the date of repayment, the particular notes to be repaid and, in the case of a book-entry note, repayment instructions from the applicable beneficial owner to the depositary and forwarded by the depositary. Only the depositary may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, beneficial owners of global notes that desire to have all or any portion of the book-entry notes represented thereby repaid

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must instruct the participant through which they own their interest to direct the depositary to exercise the repayment option on their behalf by forwarding the repayment instructions to the applicable trustee as aforesaid. In order to ensure that these instructions are received by the applicable trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult their participants for the respective deadlines. In addition, at the time repayment instructions are given, each beneficial owner shall cause the participant through which it owns its interest to transfer the beneficial owner’s interest in the global note representing the related book-entry notes, on the depositary’s records, to the applicable trustee.

If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders thereof.

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the applicable trustee for cancellation.

Interest

Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as specified in the applicable Pricing Supplement, until the principal thereof is paid. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be (each, an “interest period”).

Interest on fixed rate notes and floating rate notes will be payable in arrears on each interest payment date and on the maturity date. The first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date. The “regular record date” shall be the fifteenth calendar day, whether or not a “business day”, immediately preceding the related interest payment date. “Business day” is defined below in Schedule 1 to this Prospectus Supplement. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M. Eastern Standard Time, on that day.

Interest Rates

This subsection describes the different kinds of interest rates that may apply to your note, if it bears interest.

Fixed Rate Notes

The relevant Pricing Supplement will specify the interest payment dates for a fixed rate note as well as the maturity date. Interest on fixed rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months or such other day count fraction set forth in the Pricing Supplement.

If any interest payment date, redemption date, repayment date or maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Floating Rate Notes

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms are defined in Schedule 1 to this Prospectus Supplement.

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The following will apply to floating rate notes:

Interest Rate Basis. We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following interest rate bases:

•	Commercial paper rate;
•	U.S. prime rate;
•	LIBOR;
•	EURIBOR;
•	Treasury rate;
•	CMT rate;
•	CD rate;
•	CMS rate;
•	Federal funds rate; and/or
•	CPI.

We describe each of the interest rate bases in further detail below in this subsection. If you purchase a floating rate note, your Pricing Supplement will specify the interest rate basis that applies to your note.

Calculation of Interest. Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include us or any affiliate of ours, such as Scotia Capital Inc. The Pricing Supplement for a particular floating rate note will name the institution that we have appointed to act as the calculation agent for that note as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

For each floating rate note, the calculation agent will determine, on the corresponding interest calculation date or on the interest determination date, as described below, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period – that is, the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the relevant Pricing Supplement.

Upon the request of the holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect – and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation relating to a floating rate note

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will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the interest rate basis that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as discussed below. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any agent participating in the distribution of the relevant floating rate notes and its affiliates, and they may include our affiliates.

Initial Interest Rate. For any floating rate note, the interest rate in effect from the original issue date to the first interest reset date will be the initial interest rate. We will specify the initial interest rate or the manner in which it is determined in the relevant Pricing Supplement.

Spread or Spread Multiplier. In some cases, the interest rate basis for a floating rate note may be adjusted:

•	by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or
•	by multiplying the interest rate basis by a specified percentage, called the spread multiplier.

If you purchase a floating rate note, your Pricing Supplement will indicate whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

Maximum and Minimum Rates. The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

•	a maximum rate – i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or
•	a minimum rate – i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

If you purchase a floating rate note, your Pricing Supplement will indicate whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application and the Criminal Code (Canada). Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more, except for the Criminal Code (Canada), which limits the rate to 60%.

The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

Interest Reset Dates. The rate of interest on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable Pricing Supplement, the interest reset date will be as follows:

•	for floating rate notes that reset daily, each business day;
•	for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;
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•	for treasury rate notes that reset weekly, the Tuesday of each week;
•	for floating rate notes that reset monthly, the third Wednesday of each month;
•	for floating rate notes that reset quarterly, the third Wednesday of each of four months of each year as indicated in the relevant Pricing Supplement;
•	for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as indicated in the relevant Pricing Supplement;
•	for floating rate notes that reset annually, the third Wednesday of one month of each year as indicated in the relevant Pricing Supplement; and
•	for a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. For a LIBOR or EURIBOR note, however, if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

Interest Determination Dates. The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise indicated in the relevant Pricing Supplement:

•	for commercial paper rate, federal funds rate and U.S. prime rate notes, the interest determination date relating to a particular interest reset date will be the business day preceding the interest reset date;
•	for LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date;
•	for EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second euro business day preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date;
•	for treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills – i.e., direct obligations of the U.S. government – would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week; and
•	for CD rate, CMT rate and CMS rate notes, the interest determination date relating to a particular interest reset date will be the second business day preceding the interest reset date.

The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more interest rate bases will be the latest business day which is at least two business days before the related interest reset date for the applicable floating rate note on which each interest rate basis is determinable.

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Interest Calculation Dates. As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

•	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and
•	the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest Payment Dates. The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the relevant Pricing Supplement, will be as follows:

•	for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month;
•	for floating rate notes that reset quarterly, the third Wednesday of the four months of each year specified in the relevant Pricing Supplement;
•	for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the relevant Pricing Supplement; or
•	for floating rate notes that reset annually, the third Wednesday of the month specified in the relevant Pricing Supplement.

Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date.

In addition, the following special provision will apply to a floating rate note with regard to any interest payment date other than one that falls on the maturity. If the interest payment date would otherwise fall on a day that is not a business day, then the interest payment date will be the next day that is a business day. However, if the floating rate note is a LIBOR note or a EURIBOR note and the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day. If the maturity date of a floating rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Commercial Paper Rate Notes

If you purchase a commercial paper rate note, your note will bear interest at an interest rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, indicated in your Pricing Supplement.

The commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity indicated in your Pricing Supplement, as published in H.15(519) under the heading “Commercial Paper – Nonfinancial.” If the commercial paper rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your Pricing Supplement, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, under the heading “Commercial Paper – Nonfinancial.”
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•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is “Aa”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.
•	If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

U.S. Prime Rate Notes

If you purchase a U.S. prime rate note, your note will bear interest at an interest rate equal to the U.S. prime rate and adjusted by the spread or spread multiplier, if any, indicated in your Pricing Supplement.

The U.S. prime rate will be the rate, for the relevant interest determination date, published in H.15(519) opposite the heading “Bank Prime Loan.” If the U.S. prime rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the U.S. prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan.”
•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the U.S. prime rate will be the arithmetic mean of the following rates as they appear on the Reuters screen US PRIME 1 page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.
•	If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the U.S. prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.
•	If fewer than three banks selected by the calculation agent are quoting as described above, the U.S. prime rate for the new interest period will be the U.S. prime rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR Notes

If you purchase a LIBOR note, your note will bear interest at an interest rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as noted in your Pricing Supplement. In addition, when LIBOR is the interest rate basis the applicable LIBOR rate will be adjusted by the spread or spread multiplier, if any, indicated in your Pricing Supplement. LIBOR will be determined in the following manner:

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•	LIBOR will be the offered rate appearing on the Reuters Page LIBOR01 as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. Your Pricing Supplement will indicate the index currency, the index maturity and the reference page that apply to your LIBOR note. If no reference page is mentioned in your Pricing Supplement, Reuters Page LIBOR01 will apply to your LIBOR note.
•	If Reuters Page LIBOR01 applies and the rate described above does not appear on that page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.
•	If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the applicable principal financial center, on that LIBOR interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount.
•	If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR Notes

If you purchase a EURIBOR note, your note will bear interest at an interest rate equal to the interest rate for deposits in euro, designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI – the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, when EURIBOR is the interest rate basis the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your Pricing Supplement. EURIBOR will be determined in the following manner:

•	EURIBOR will be the offered rate for deposits in euros having the index maturity specified in your Pricing Supplement, beginning on the second euro business day after the relevant EURIBOR interest determination date, as that rate appears on Reuters page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.
•	If the rate described above does not appear on Reuters page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.
•	If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on
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that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

•	If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Treasury Rate Notes

If you purchase a treasury rate note, your note will bear interest at an interest rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, indicated in your Pricing Supplement.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in your Pricing Supplement, as that rate appears on Reuters page USAUCTION 10/11. If the treasury rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above does not appear on either page by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Auction High.”
•	If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.
•	If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”
•	If the rate described in the prior paragraph does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”
•	If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.
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•	If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD Rate Notes

If you purchase a CD rate note, your note will bear interest at an interest rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, indicated in your Pricing Supplement.

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in your Pricing Supplement, as published in H.15(519) under the heading “CDs (Secondary Market).” If the CD rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “CDs (Secondary Market).”
•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the calculation agent.
•	If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT Rate Notes

If you purchase a CMT rate note, your note will bear interest at an interest rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, indicated in your Pricing Supplement.

The CMT rate will be the following rate displayed on the designated CMT Reuters page under the heading “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 Mondays Approximately 3:45 P.M.”, under the column for the designated CMT index maturity:

•	if the designated CMT Reuters page is Reuters page FRBCMT, the rate for the relevant interest determination date; or
•	if the designated CMT Reuters page is Reuters page FEDCMT, the weekly or monthly average, as specified in your Pricing Supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

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•	If the applicable rate described above is not displayed on the relevant designated CMT Reuters page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above – i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable – as published in H.15(519).
•	If the applicable rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:
•	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; or
•	as is otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls; and
•	in either case, is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Reuters page and published in H.15(519).
•	If the rate described in the prior paragraph does not appear by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for the most recently issued treasury notes having an original maturity equal to the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation – or, if there is equality, one of the highest – and the lowest quotation – or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.
•	If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation (or, if there is equality, one of the highest) and the lowest quotation (or, if there is equality, one of the lowest). If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.
•	If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.
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•	If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMS Rate Notes

If you purchase a CMS rate note, your note will bear interest at an interest rate equal to the CMS rate and adjusted by the spread or spread multiplier, if any, indicated in your Pricing Supplement.

The CMS rate will be the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the relevant Pricing Supplement, which appears on the Reuters page ISDAFIX1 as of 11:00 a.m., New York City time, on the interest rate determination date.

If the CMS rate cannot be determined as described above, the following procedures will be used:

•	If the applicable rate described above is not displayed on the relevant designated CMS Reuters page by 11:00 a.m., New York City time, on the interest rate determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest rate determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the maturity designated in the relevant Pricing Supplement commencing on that interest rate determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to “LIBOR Reuters” with a maturity of three months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS rate for that interest rate determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.
•	If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the CMS rate will remain the CMS rate in effect on that interest rate determination date or, if that interest rate determination date is the first reference rate determination date, the initial interest rate.

Federal Funds Rate Notes

If you purchase a federal funds rate note, your note will bear interest at an interest rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, indicated in your Pricing Supplement.

The federal funds rate will be the rate for U.S. dollar federal funds as of the relevant interest determination date, as published in H.15(519) under the heading “Federal Funds (Effective)”, as that rate is displayed on Reuters page FEDFUNDS1. If the federal funds rate cannot be determined in this manner, the following procedures will apply:

•	If the rate described above is not displayed on Reuters page FEDFUNDS1 by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, as of the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “Federal Funds (Effective).”
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•	If the rate described above is not displayed on Reuters page FEDFUNDS1 and does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the business day following the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.
•	If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Consumer Price Index

CPI is the non-revised index adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the U.S. Bureau of Labor Statistics and published on Bloomberg CPURNSA or any successor service. The CPI for a particular month is published during the following month.

The CPI is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors’ and dentists’ services and drugs. In calculating the CPI, the prices of the various items included in the fixed market basket are averaged together with weights that represent their importance in the spending of urban households in the United States. The BLS periodically updates the contents of the market basket of goods and services and the weights assigned to the various items to take into account changes in consumer expenditure patterns. The CPI is expressed in relative terms in relation to a time base reference period for which the level was set to 100.0.

Other Provisions; Addenda

Any provisions relating to the notes, including the determination of the interest rate basis, calculation of the interest rate applicable to a floating rate note, its interest payment dates, any redemption or repayment provisions, or any other term relating thereto, may be modified and/or supplemented by the terms as specified under “Other Provisions” on the face of the applicable notes or in an addendum relating to the applicable notes, if so specified on the face of the applicable notes, and, in each case, in the relevant Pricing Supplement.

Interest Act (Canada)

For the purpose only of disclosure pursuant to the Interest Act (Canada) and not for any other purpose, each interest rate, which is calculated on any basis other than the actual number of days in a calendar year (the “deemed interest period”), is equivalent to a yearly rate calculated by dividing such interest rate by the number of days in the deemed interest period, then multiplying such result by the actual number of days in the calendar year (365 or 366).

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Certain Income Tax Consequences

Certain Canadian Income Tax Considerations

An investor should read carefully the description of principal Canadian federal income tax considerations under "Canadian Taxation" in the accompanying Prospectus relevant to a Holder (as defined) owning debt securities. The principal Canadian federal income tax considerations of an issuance of notes will be described particularly in the relevant pricing supplement for such notes. The description of the Canadian federal income tax considerations under "Canadian Taxation" in the Prospectus as it relates to such notes will be superseded by the relevant pricing supplement to the extent indicated in the pricing supplement.

Certain United States Income Tax Considerations

For a general overview of the tax consequences of owning debt securities that we offer please see the discussion in the accompanying Prospectus under "United States Taxation – Tax consequences to holders of our debt securities".

However, the tax consequences of any particular note depends on its terms, and the tax treatment of each note will be described in the applicable pricing supplement. Consequently, except to the extent the pricing supplement indicates otherwise, you should not rely on the general overview of tax consequences in the accompanying Prospectus in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note.

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Supplemental Plan of Distribution

We and Scotia Capital (USA) Inc., as agents, have entered into a distribution agreement with respect to the notes. The agent or agents through whom the notes will be offered will be identified in the applicable Pricing Supplement. Subject to certain conditions, the agents have agreed to use their reasonable efforts to solicit purchases of the notes. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agents may also reject any offer to purchase notes. We will pay the agents a commission on any notes sold through the agents. The commission is expected to range from 0% to 1% of the principal amount of the notes, depending on the stated maturity of the notes, for fixed rate and floating rate notes. The commission is expected to range from 1% to 5% of the principal amount of the notes for indexed and other structured notes, or in such other amount as may be agreed between the agents and the Bank.

We may also sell notes to the agents, who will purchase the notes as principal for their own accounts. In that case, the agents will purchase the notes at a price equal to the issue price specified in the applicable Pricing Supplement, less a discount to be agreed with us at the time of the offering.

The agents may resell any notes they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the notes are not sold at the initial offering price, the agents may change the offering price and the other selling terms.

We may also sell notes directly to investors. We will not pay commissions on notes we sell directly.

We have reserved the right to withdraw, cancel or modify the offer made by this Prospectus Supplement without notice and may reject orders in whole or in part whether placed directly with us or with an agent. No termination date has been established for the offering of the notes.

The agents, whether acting as agent or principal, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments made in respect of those liabilities.

If the agents sell notes to dealers who resell to investors and the agents pay the dealers all or part of the discount or commission they receive from us, those dealers may also be deemed to be “underwriters” within the meaning of the Securities Act of 1933.

Unless otherwise indicated in any Pricing Supplement, payment of the purchase price of notes, other than notes denominated in a non-U.S. dollar currency, will be required to be made in funds immediately available in The City of New York. The notes will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds.

We may appoint agents, other than or in addition to Scotia Capital (USA) Inc., with respect to the notes. Any other agents will be named in the applicable Pricing Supplements and those agents will enter into the distribution agreement referred to above. The agents referred to above and any additional agents may engage in commercial banking and investment banking and other transactions with and perform services for the Bank and our affiliates in the ordinary course of business. Scotia Capital (USA) Inc. is an affiliate of the Bank and may resell notes to or through another of our affiliates, as selling agent.

The notes are a new issue of securities, and there will be no established trading market for any note before its original issue date. We do not plan to list the notes on a securities exchange or quotation system. We have been advised by each of the agents named above that they may make a market in the notes offered through them. However, neither Scotia Capital (USA) Inc. nor any of our other affiliates nor any other agent named in your Pricing Supplement that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

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This Prospectus Supplement may be used by Scotia Capital (USA) Inc. and any other agent in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, an agent or other person resells a note it acquires from other holders after the original offering and sale of the note. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such agent may act as principal or agent, including as agent for the counterparty in a transaction in which Scotia Capital (USA) Inc. or another agent acts as principal, or as agent for both counterparties in a transaction in which Scotia Capital (USA) Inc. does not act as principal. The agents may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of the Bank (in addition to Scotia Capital (USA) Inc.) may also engage in transactions of this kind and may use this Prospectus Supplement for this purpose.

The aggregate initial offering price specified on the cover of this Prospectus Supplement relates to the initial offering of new notes we may issue on and after the date of this Prospectus Supplement. This amount does not include notes that may be resold in market-making transactions. The latter includes notes that we may issue going forward as well as notes we have previously issued.

The Bank does not expect to receive any proceeds from market-making transactions. The Bank does not expect that any agent that engages in these transactions will pay any proceeds from its market-making resales to the Bank.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless the Bank or an agent informs you in your confirmation of sale that your note is being purchased in its original offering and sale, you may assume that you are purchasing your note in a market-making transaction.

In this Prospectus Supplement, the term “this offering” means the initial offering of the notes made in connection with their original issuance. This term does not refer to any subsequent resales of notes in market-making transactions.

The agents may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than it would otherwise be in the absence of such transactions. The agents are not required to engage in these activities, and may end any of these activities at any time.

In addition to offering notes through the agents as discussed above, other senior notes that have terms substantially similar to the terms of the notes offered by this Prospectus Supplement may in the future be offered, concurrently with the offering of the notes, on a continuing basis by the Bank. Any of these notes sold pursuant to the distribution agreement or sold by the Bank directly to investors will reduce the aggregate amount of notes which may be offered by this Prospectus Supplement.

Conflict of Interest

Because Scotia Capital (USA) Inc. is an affiliate of the Bank and may participate in the distribution of the notes, Scotia Capital (USA) Inc. has a “conflict of interest” as defined in FINRA Rule 5121. Consequently, any such offering will be conducted in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of a class of securities rated Baa or better by Moody’s rating service or BBB or better by Standard &

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Poor’s rating service or rated in a comparable category by another rating service acceptable to FINRA. Scotia Capital (USA) Inc. is not permitted to sell Notes in this offering to accounts over which discretionary control is exercised without the prior specific written authority of the accountholder.

Selling Restrictions

Canada

This Prospectus Supplement does not constitute an offer of the notes, directly or indirectly, in Canada or to residents of Canada. The agent has represented and agreed that it will not, directly or indirectly, offer, sell or deliver, any of the notes in or from Canada or to any resident of Canada. The agent has also agreed that it will include a comparable provision in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to the notes that may be entered into by the agent. The notes will not be qualified for sale under the securities laws of any province or territory of Canada.

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Documents to be Filed as Part of the Registration Statement

In addition to the documents specified in the Prospectus under “Incorporation of Certain Information by Reference,” the following documents were filed with the Securities and Exchange Commission and incorporated by reference as part of the registration statement to which this Prospectus Supplement relates (the “Registration Statement”): the Second Amended and Restated Distribution Agreement dated as of December 1, 2014 between the Bank and the agents and the Second Amended and Restated Calculation Agency Agreement dated as of December 1, 2014 between the Bank and Scotia Capital Inc. Such documents will not be incorporated by reference into this Prospectus Supplement or the Prospectus. Additional exhibits to the Registration Statement to which this Prospectus Supplement relates may be subsequently filed in reports on Form 40-F or on Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II of the Registration Statement.

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Schedule 1 – Special Rate Calculation Terms

In the subsection entitled “– Interest Rates, Floating Rate Notes”, we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield	=	D x N	x	100
360 – (D x M)

where:

“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

“N” means 365 or 366, as the case may be; and

“M” means the actual number of days in the applicable interest reset period.

•	The term “business day” means, for any note, a day that meets all the following applicable requirements:
•	for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto, and, in the case of a floating rate note, London;
•	if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the applicable principal financial center; and
•	if the note is a EURIBOR note or has a specified currency of euros, or is a LIBOR note for which the index currency is euros, is also a euro business day.
•	The term “designated CMT index maturity” means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security – either 1, 2, 3, 5, 7, 10, 20 or 30 years – specified in the applicable Pricing Supplement.
•	The term “designated CMT Reuters page” means the Reuters page mentioned in the relevant Pricing Supplement that displays treasury constant maturities as reported in H.15(519). If no Reuters page is so specified, then the applicable page will be Reuters page FEDCMT. If Reuters page FEDCMT applies but the relevant Pricing Supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.
•	The term “euro business day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.
•	The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.
•	“H.15(519)” means the weekly statistical release entitled “Statistical Release H.15(519)”, or any successor publication, published by the Board of Governors of the Federal Reserve System.
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•	“H.15 daily update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.
•	The term “index currency” means, with respect to a LIBOR note, the currency specified as such in the relevant Pricing Supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the relevant Pricing Supplement.
•	The term “index maturity” means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement.
•	“London business day” means any day on which dealings in the relevant index currency are transacted in the London interbank market.
•	The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:
money market yield	=	D x 360	x	100
360 – (D x M)

where:

“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

“M” means the actual number of days in the relevant interest reset period.

•	The term “principal financial center” means the capital city of the country to which an index currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rands and Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means London.
•	The term “representative amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
•	“Reuters Page LIBOR01” means the display designated as “LIBOR01” on Reuters 3000 Xtra (or any successor service) (or such other page as may replace Page LIBOR01 on Reuters 3000 Xtra or any successor service).
•	“Reuters screen US PRIME 1 page” means the display on the “US PRIME 1” page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.
•	“Reuters page” means the display on Reuters 3000 Xtra, or any successor service, on the page or pages specified in this Prospectus Supplement or the relevant Pricing Supplement, or any replacement page or pages on that service.

If, when we use the terms designated CMT Reuters page, H.15(519), H.15 daily update, Reuters screen US PRIME 1 page, Reuters Page LIBOR01 or Reuters page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

S-30

The Bank of Nova Scotia

Senior Notes Program, Series A

December 1, 2014

Common Shares

Preferred Shares

Senior Debt Securities

Subordinated Debt Securities

The Bank of Nova Scotia (the “Bank”) may from time to time offer and issue common shares, preferred shares, senior debt securities or subordinated debt securities.

The securities offered hereby may be offered separately or together, in amounts, at prices and on terms to be set forth in an accompanying prospectus supplement. Information as to a particular offering that is omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. The Bank may sell the securities (or the U.S. dollar equivalent thereof if any of the securities are denominated in a currency or currency unit other than U.S. dollars) during the period that this prospectus, including any amendments thereto, remains valid. The specific terms of the securities in respect of which this prospectus is being delivered will be set forth in the applicable prospectus supplement and may include, where applicable, the specific designation, aggregate principal amount, the currency or the currency unit for which the securities may be purchased, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at the option of the Bank or the holder, any exchange or conversion terms and any other specific terms.

The securities may be sold through underwriters or dealers purchasing as principals, through agents designated by the Bank (such underwriters, dealers and agents are collectively referred to in this prospectus as “investment dealers” and individually as an “investment dealer”) or by the Bank directly pursuant to applicable statutory exemptions, from time to time. See “Plan of Distribution”. Each prospectus supplement will identify each investment dealer engaged in connection with the offering and sale of those securities to which the prospectus supplement relates, and will also set forth the terms of the offering of such securities, including the net proceeds to the Bank and, to the extent applicable, any fees payable to the investment dealers.

The common shares of the Bank are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “BNS”.

The head office of the Bank is located at 1709 Hollis Street, Halifax, Nova Scotia, B3J 3B7 and its executive offices are located at Scotia Plaza, 44 King Street West, Toronto, Ontario, M5H 1H1 and its telephone number is (416) 866-3672.

You should read this prospectus and any applicable prospectus supplement carefully before you invest in any of the securities of the Bank.

Investing in these securities involves certain risks. To read about certain factors you should consider before buying any of the securities, see the “Risk Factors” section on page 6 of this prospectus and in the most recent annual report on Form 40-F of the Bank, which is incorporated by reference herein, as well as any other reports on Form 6-K that are specifically incorporated by reference herein and, if any, in an applicable prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, Canada or the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Bank is a Canadian bank, that many of its officers and directors, and some or all of the underwriters or experts named in this prospectus, may be residents of Canada and that all or a substantial portion of the assets of the Bank and such persons may be located outside the United States.

The securities will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.

This prospectus is dated December 1, 2014.

ABOUT THIS PROSPECTUS

General

This document is called a prospectus and is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf registration, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement we will provide one or more supplements to this prospectus containing specific information about the terms of the securities being offered. Any such supplements, which we refer to in this prospectus as the “applicable prospectus supplements,” may include a discussion of any additional risk factors or other special considerations that apply to those securities and may also add to, update or change the information in this prospectus. The applicable prospectus supplements relating to each series of securities will be attached to the front of this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement. We urge you to read carefully both this prospectus and any applicable prospectus supplement accompanying this prospectus, together with the information incorporated herein and in any applicable prospectus supplement by reference under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the applicable prospectus supplements, including the information incorporated by reference. We have not authorized anyone to give any information or to make any representation different from or in addition to that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Therefore, if anyone does give you such different information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. Therefore, you should not assume that the information contained in this prospectus or applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which may be our affiliates. If we, directly or through dealers or agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with the applicable dealers or agents, to reject, in whole or in part, any of those offers. An applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those persons and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

PRESENTATION OF FINANCIAL INFORMATION

International Financial Reporting Standards (“IFRS”) replaced Canadian generally accepted accounting principles (“GAAP”) for publicly accountable enterprises beginning in 2011. For the Bank, IFRS became effective for interim and annual periods commencing November 1, 2011 (adoption date), and include the preparation and reporting of one year of comparative figures, including an opening balance sheet as of November 1, 2010 (transition date). For additional information regarding the Bank’s adoption of IFRS, see the sections entitled “First-time adoption of IFRS” and “Explanation of significant adjustments from Canadian GAAP to IFRS” in our Annual Report on Form 40-F for the fiscal year ended October 31, 2012.

Additionally, the Bank publishes its consolidated financial statements in Canadian dollars. In this prospectus and any prospectus supplement, currency amounts are stated in Canadian dollars, unless specified otherwise. References to “$,” “Cdn$” and “dollars” are to Canadian dollars, and references to “U.S.$” are to U.S. dollars.

The tables below set forth the high and low daily noon buying rates, the average yearly rate and the rate at period end between Canadian dollars and U.S. dollars (in U.S. dollars per Canadian dollar) for the periods listed below. On November 7, 2014, the noon buying rate was U.S.$0.8803 = $1.00. Our reference to the “noon buying rate” is the inverse of the rate in The City of New York for cable transfers in foreign currencies as announced by the U.S. Federal Reserve Bank of New York for customs purposes on a specified date.

Year Ended October 31,	High	Low	Average Rate(1)	At Period End
2010	1.0039	0.9278	0.9640	0.9815
2011	1.0583	0.9430	1.0134	1.0065
2012	1.0299	0.9536	0.9953	1.0004
2013	1.0164	0.9455	0.9806	0.9589
2014	0.9602	0.8858	0.9145	0.8869

Nine Months Ended July 31,	High	Low	Average Rate(1)	At Period End
2013	1.0164	0.9455	0.9862	0.9721
2014	0.9602	0.8888	0.9196	0.9183

Month of 2014	High	Low
August	0.9211	0.9106
September	0.9206	0.8922
October	0.8980	0.8858
November (through November 7th)	0.8834	0.8754

(1)	The average of the noon buying rates on the last business day of each full month during the relevant period.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

The Bank’s public communications often include oral or written forward-looking statements. Statements of this type are included in this document, and may be included in other filings with Canadian securities regulators or the SEC, or in other communications. All such statements are made pursuant to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. Forward-looking statements include, but are not limited to, statements made in this document, the Management’s Discussion and Analysis in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013 under the headings “Overview–Outlook”, for Group Financial Performance “Outlook”, for each business segment “Outlook” and in other statements regarding the Bank’s objectives, strategies to achieve those objectives, expected financial results (including those in the area of risk management), and the outlook for the Bank’s businesses and for the Canadian, United States and global economies. Such statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intent,” “estimate,” “plan,” “may increase,” “may fluctuate,” and similar expressions of future or conditional verbs, such as “will,” “should,” “would” and “could”.

By their very nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward-looking statements will not prove to be accurate. Do not unduly rely on forward-looking statements, as a number of important factors, many of which are beyond the Bank’s control, could cause actual results to differ materially from the estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: the economic and financial conditions in Canada and globally; fluctuations in interest rates and currency values; liquidity; significant market volatility and interruptions; the failure of third parties to comply with their obligations to the Bank and its affiliates; the effect of changes in monetary policy; legislative and regulatory developments in Canada and elsewhere, including changes in tax laws; the effect of changes to the Bank’s credit ratings; amendments to, and interpretations of, risk-based capital guidelines and reporting instructions and liquidity regulatory guidance; operational and reputational risks; the risk that the Bank’s risk management models may not take into account all relevant factors; the accuracy and completeness of information the Bank receives on customers and counterparties; the timely development and introduction of new products and services in receptive markets; the Bank’s ability to expand existing distribution channels and to develop and realize revenues from new distribution channels; the Bank’s ability to complete and integrate acquisitions and its other growth strategies; changes in accounting policies and methods the Bank uses to report its financial condition and financial performance, including uncertainties associated with critical accounting assumptions and estimates (see “Controls and Accounting Policies – Critical accounting estimates” in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013); the effect of applying future accounting changes (see “Controls and Accounting Policies – Future accounting developments” in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013); global capital markets activity; the Bank’s ability to attract and retain key executives; reliance on third parties to provide components of the Bank’s business infrastructure; unexpected changes in consumer spending and saving habits; technological developments; fraud by internal or external parties, including the use of new technologies in unprecedented ways to defraud the Bank or its customers; consolidation in the Canadian financial services sector; competition, both from new entrants and established competitors; judicial and regulatory proceedings; acts of God, such as earthquakes and hurricanes; the possible impact of international conflicts and other developments, including terrorist acts and war on terrorism; the effects of disease or illness on local, national or international economies; disruptions to public infrastructure, including transportation, communication, power and water; and the Bank’s anticipation of and success in managing the risks implied by the foregoing. A substantial amount of the Bank’s business involves making loans or otherwise committing resources to specific companies, industries or countries. Unforeseen events affecting such borrowers, industries or countries could have a material adverse effect on the Bank’s financial results, businesses, financial condition or liquidity. These and other factors may cause the Bank’s actual performance to differ materially from that contemplated by forward-looking statements. For more information, see the “Risk Management” section starting on page 60 of the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013. Material economic assumptions underlying the forward-looking statements are set out in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013 under the headings “Overview-Outlook”, as updated in subsequently filed quarterly reports to shareholders; and for each business segment “Outlook”. These “Outlook” sections are based on the Bank’s views and the actual outcome is uncertain. Readers should consider the above-noted factors when reviewing these sections.

The preceding list of important factors is not exhaustive. When relying on forward-looking statements to make decisions with respect to the Bank and its securities, investors and others should carefully consider the preceding factors, other uncertainties and potential events. The Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf.

WHERE YOU CAN FIND MORE INFORMATION

                In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, the Bank is subject to the informational reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Bank is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Bank’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. The Bank’s reports and other information filed with or furnished to the SEC since November 2000 are available, and reports and other information filed or furnished in the future with or to the SEC will be available, from the SEC’s Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known by the acronym “EDGAR,” as well as from commercial document retrieval services. Any document the Bank files with or furnishes to the SEC may be inspected and, by paying a fee, copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Prospective investors may call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The Bank’s common shares are listed on the New York Stock Exchange.

The Bank has filed with the SEC, under the Securities Act, a registration statement on Form F-3 with respect to the securities and of which this prospectus forms a part. This prospectus does not contain all of the information that is set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, reference is made to an exhibit, if applicable, for a more complete description of the matter, each such statement being qualified in its entirety by such reference. For further information with respect to the Bank and the securities, reference is made to the registration statement and the exhibits thereto, which are publicly available as described in the preceding paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this prospectus.

We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) Exchange Act until the termination of the offering of the securities under this prospectus:

•	Registration Statement on Form 40-F filed on May 3, 2002;

•	Report on Form 6-K filed on April 21, 2011;

•	Annual Report on Form 40-F for the fiscal year ended October 31, 2013, filed on December 6, 2013;

•	Reports on Form 6-K filed on December 6, 2013 (six filings) (Acc-nos: 0001193125-13-465383, 0001193125-13-465154, 0001193125-13-465140, 0001193125-13-465122, 0001102624-13-001474, and 0001102624-13-001473);

•	Reports on Form 6-K filed on March 4, 2014 (five filings) (Acc-nos: 0001193125-14-082403, 0001193125-14-082325, 0001193125-14-082301, 0001102624-14-000314, and 0001102624-14-000312);

•	Report on Form 6-K filed on March 6, 2014;

•	Report on Form 6-K filed on March 31, 2014;

•	Report on Form 6-K filed on April 8, 2014;

•	Report on Form 6-K filed on April 15, 2014;

•	Report on Form 6-K filed on May 15, 2014;

•	Reports on Form 6-K filed on May 27, 2014 (six filings) (Acc-nos: 0001193125-14-212696, 0001193125-14-212584, 0001193125-14-212548, 0001102624-14-000872, 0001102624-14-000870, and 0001193125-14-212049);

•	Report on Form 6-K filed on May 29, 2014;

•	Report on Form 6-K filed on June 17, 2014;

•	Report on Form 6-K filed on July 9, 2014;

•	Report on Form 6-K filed on July 23, 2014;

•	Report on Form 6-K filed on August 8, 2014;

•	Report on Form 6-K filed on August 20, 2014;

•	Reports on Form 6-K filed on August 26, 2014 (five filings) (Acc-nos: 0001193125-14-321521, 0001193125-14-321339, 0001193125-14-321323, 0001102624-14-001398, and 0001102624-14-001396);

•	Report on Form 6-K filed on September 5, 2014;

•	Report on Form 6-K filed on September 8, 2014;

•	Report on Form 6-K filed on October 1, 2014; and

•	Report on Form 6-K filed on November 4, 2014.

All subsequent annual reports we file on Form 40-F pursuant to the Exchange Act, prior to the termination of the applicable offering, shall be deemed to be incorporated by reference into this prospectus for purposes of said offering.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

The Bank of Nova Scotia

Scotia Plaza

44 King Street West

Toronto, Ontario

Canada M5H 1H1

Attention: Secretary

Telephone: (416) 866-3672

RISK FACTORS

Investment in these securities is subject to various risks including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any securities, you should consider carefully the risks set out herein and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in the applicable prospectus supplements relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013 and Report to Shareholders for its Third Quarter 2014 Results filed as a Current Report on Form 6-K filed on August 26, 2014 (Film No. 141064621), which are incorporated herein by reference, including credit risk, market risk, liquidity risk, operational risk, reputational risk and environmental risk, those summarized under “Caution Regarding Forward-Looking Statements” above, as well as the following.

Enforceability of U.S. Civil Liability Claims

The Bank is incorporated under the federal laws of Canada under the Bank Act (Canada) (the “Bank Act”). Substantially all of our directors and executive officers, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons, or to realize upon judgments rendered against us or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws. Based on the foregoing, it may not be possible for U.S. investors to enforce against us any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

Foreign Accounts Tax Compliance Act Withholding

Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, or similar law implementing an intergovernmental approach thereto (“FATCA”) may affect payments on the securities. See “United States Taxation—Foreign Accounts Tax Compliance Act Withholding” for a discussion of the effects of FATCA on the ownership of the securities.

THE BANK OF NOVA SCOTIA

The Bank is a Canadian chartered bank under the Bank Act. The Bank Act is the charter of the Bank and governs its operations.

The Bank is a leading financial services provider in over 55 countries and Canada’s most international bank. Through its team of more than 86,000 employees, the Bank and its affiliates offer a broad range of products and services, including personal, commercial, wealth management, corporate and investment banking to over 21 million customers.

A list of the principal subsidiaries directly or indirectly owned or controlled by the Bank as at October 31, 2013 is incorporated by reference from the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013.

Certain Matters Relating to the Bank’s Board of Directors

Under the Bank Act, the Bank’s board of directors must have at least seven members and the Bank’s board of directors may establish by by-law a minimum and maximum number of directors. Under the Bank’s by-laws, the minimum number of directors is the minimum required by the Bank Act and the maximum number of directors is 35. The Bank’s by-laws also provide that the number of directors to be elected at any annual meeting of shareholders of the Bank will be fixed by the board of directors before the meeting. The Bank currently has 15 directors. The Bank Act requires that no more than two-thirds of the directors may be affiliated with the Bank, and no more than 15% of the directors may be employees of the Bank or a subsidiary of the Bank, except that up to four employees may be directors if they constitute not more than 50% of the directors. Under the Bank Act, a majority of the directors of the Bank must be resident Canadians and, except in limited circumstances, directors may not transact business at a meeting of directors or a committee of directors at which a majority of the directors present are not resident Canadians. Subject to the Bank Act a quorum for the transaction of business at any meeting of the board of directors consists of 5 directors. The Bank Act also requires the directors of a bank to appoint from their members a chief executive officer who must ordinarily be resident in Canada.

Under the Bank Act, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the votes cast at a special meeting of shareholders. A vacancy created by such removal may be filled at the meeting or by a quorum of the directors. Directors who were elected on or before April 1, 2011 (“existing directors”) must retire at the earlier of 10 years from April 1, 2011 or age 70, provided that if an existing director has not served a 10 year term at the time of achieving age 70, their term will be extended for additional years in order to complete a minimum 10 year term. For directors elected after April 1, 2011, retirement is the earlier of age 70 or a 15 year term, provided that if a director has not served a 10 year term at the time of achieving age 70, their term will be extended for additional years in order to complete a minimum 10 year term.

Conflicts of Interest

The Bank Act contains detailed provisions with regard to a director’s power to vote on a material contract or material transaction in which the director is interested. These provisions include procedures for: disclosure of the conflict of interest and the timing for such disclosure; the presence of directors at board meetings where the contract or transaction giving rise to the conflict of interest is being considered, and voting with respect to the contract or transaction giving rise to the conflict of interest; and other provisions for dealing with such conflicts of interest. The Bank Act also contains detailed provisions regarding transactions with persons who are related parties of the Bank, including directors of the Bank. See “—Borrowing Powers”.

Compensation

The by-laws of the Bank have provisions with regard to remuneration of directors. The board of directors may, from time to time, by resolution determine their remuneration that may be paid, but such remuneration may not exceed in each year an aggregate cap set out in the by-laws, and individually may be in such amounts as the board may determine by resolution. The directors may also be paid their reasonable out-of-pocket expenses incurred in attending meetings of the board, shareholders or committees of the board.

Directors are required to hold common shares and/or directors’ deferred stock units (“DDSU”) with a value of not less than $500,000. The redemption value of a DDSU is equal to the market value of a common share at the time of redemption. The value of DDSUs is tied to the future value of the common shares. However, DDSUs do not entitle the holder to voting or other shareholder rights.

Borrowing Powers

The directors of the Bank may, without authorization of the shareholders, authorize the Bank to borrow money. The Bank Act, however, prohibits the Bank from entering into transactions with persons who are deemed to be related parties of the Bank, subject to certain exceptions. Related party transactions may include loans made on the credit of the Bank.

CONSOLIDATED CAPITALIZATION OF THE BANK

The following table sets forth the consolidated capitalization of the Bank at July 31, 2014:

As at July 31, 2014
(In millions of Canadian Dollars)
Subordinated Debentures	4,873
Equity
Common Equity
Common Shares	15,141
Retained Earnings	28,217
Accumulated Other Comprehensive Income	700
Other Reserves	178

Total Common Equity	44,236
Preferred Shares	2,934

Total Equity Attributable to Equity Holders of the Bank	47,170
Non-controlling Interests
Non-controlling Interests in Subsidiaries	1,276

Total Equity	48,446

Total Capitalization	53,319

The following table sets forth the consolidated capitalization of the Bank at October 31, 2013:

As at October 31, 2013
(In millions of Canadian dollars)
Subordinated Debentures	5,841
Capital Instruments	650
Equity
Common Equity
Common Shares	14,516
Retained Earnings	25,315
Accumulated Other Comprehensive Income	545
Other Reserves	193

Total Common Equity	40,569
Preferred Shares	4,084

Total Equity Attributable to Equity Holders of the Bank	44,653
Non-controlling Interests
Non-controlling Interests in Subsidiaries	1,155
Capital Instrument Equity Holders	743

Total Non-controlling Interests	1,898

Total Equity	46,551

Total Capitalization	53,042

CONSOLIDATED EARNINGS RATIOS

The following table provides the Bank’s consolidated ratios of earnings to fixed charges, calculated in accordance with Canadian GAAP for each of the years in the two year period ended October 31, 2010 and in accordance with IFRS for the nine month period ended July 31, 2014 and each of the years in the three year period ended October 31, 2013.

	Nine Months Ended July 31,	Years Ended October 31,
	2014(1)	2013(1)(3)	2012(1)(3)	2011(1)	2010(2)	2009(2)
Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits	8.75	7.42	7.43	5.73	4.70	3.00
Including interest on deposits	2.29	2.01	2.03	1.91	1.70	1.44
Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Dividends
Excluding interest on deposits	7.46	6.03	6.02	4.76	3.99	2.72
Including interest on deposits	2.23	1.94	1.96	1.84	1.64	1.41

(1)	Calculated in accordance with IFRS.
(2)	Calculated in accordance with Canadian GAAP.
(3)	Prior period amounts are retrospectively adjusted to reflect the adoption of new IFRS standards (IFRS 10 and IAS 19).

For purposes of computing these ratios:

•	earnings represent income from continuing operations plus income taxes and fixed charges (excluding capitalized interest);

•	fixed charges, excluding interest on deposits, represent interest (including capitalized interest), estimated interest within rent, and amortization of debt issuance costs; and

•	fixed charges, including interest on deposits, represent all interest.

COMPARATIVE PER SHARE MARKET PRICE

The Bank’s common shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the trading symbol “BNS”.

The table below sets forth, for the periods indicated, the per share high and low closing sales prices for the Bank’s common shares as reported on the NYSE and the TSX. TSX closing prices of the Bank’s common shares are presented in Canadian dollars, and the NYSE closing prices of the Bank’s common shares are presented in U.S. dollars.

	BNS shares TSX (in C$)		BNS shares NYSE (in U.S.$)
	High	Low	High	Low
Annual information for the past fiscal years
2010	55.52	44.60	54.45	41.84
2011	60.99	49.23	61.91	47.48
2012	57.05	47.89	57.32	45.90
2013	63.54	52.80	60.77	52.50
2014	74.35	60.24	68.33	54.36
Quarterly information for the past two fiscal years and subsequent quarters:
2013, quarter ended
January 31	58.95	52.80	58.87	52.72
April 30	61.43	56.61	59.65	55.20
July 31	59.74	55.41	59.21	52.50
October 31	63.54	57.67	60.77	55.06
2014, quarter ended
January 31	66.45	61.10	63.34	54.84
April 30	66.60	60.24	60.78	54.36
July 31	74.35	66.44	68.33	60.73
October 31	74.19	65.80	67.66	58.50
Monthly information for the most recent six months
May 2014	69.63	66.44	64.20	60.73
June 2014	71.43	69.77	67.36	64.00
July 2014	74.35	71.34	68.33	66.97
August 2014	74.19	71.55	67.66	65.22
September 2014	73.13	68.91	66.65	61.85
October 2014	69.65	65.80	62.32	58.50

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of the Bank’s common shares traded on the TSX and the Bank’s common shares traded on the NYSE.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, the net proceeds to the Bank from the sale of securities will be added to the general funds of the Bank and utilized for general banking purposes. The application of the proceeds will depend upon the funding requirements of the Bank at the time.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

Set forth below is a summary of the material terms of the Bank’s share capital and certain provisions of the Bank Act and the Bank’s amended and restated by-laws as they relate to the Bank’s share capital. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s amended and restated by-laws and the actual terms and conditions of such shares.

Capital Stock

The authorized capital of the Bank consists of an unlimited number of common shares, without nominal or par value, and an unlimited number of preferred shares, without nominal or par value, issuable in series, in each case the aggregate consideration for which is also unlimited.

Common Shares

Voting. Holders of the Bank’s common shares are entitled to vote at all meetings of the Shareholders of the Bank, except meetings at which only the holders of preferred shares of the Bank are entitled to vote. Holders of common shares are entitled to one vote per share on all matters to be voted on by holders of common shares. Unless otherwise required by the Bank Act, any matter to be voted on by holders of common shares shall be decided by a majority of the votes cast on the matter.

Liquidation Rights. Upon the liquidation, dissolution or winding up of the Bank, whether voluntary or involuntary, the holders of common shares are entitled to receive the remaining property of the Bank available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding preferred shares.

Preemptive, Subscription, Redemption and Conversion Rights. Holders of common shares, as such, have no preemptive, subscription, redemption or conversion rights.

Dividends. Holders of common shares are entitled to receive dividends as and when declared by the board of directors of the Bank, subject to the preference of the holders of the preferred shares of the Bank. The Bank’s dividends have historically been declared on a quarterly basis in Canadian dollars. As a matter of practice, at the request of a shareholder to the transfer agent or broker, the Bank will pay dividends to a U.S. holder of common shares, if and when a dividend is declared, in U.S. dollars. The declaration and payment of dividends and the amount of the dividends is subject to the discretion of the board of directors, and will be dependent upon the results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends by the Bank and other factors deemed relevant by the board of directors.

Preferred Shares

This section describes the general terms and provisions of our preferred shares. The applicable prospectus supplement will describe the specific terms of the preferred shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preferred shares.

General. The board of directors is authorized, subject to the provisions of the Bank Act, without shareholder approval, to divide any unissued preferred shares into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions of each such series, and to change the rights, privileges, restrictions and conditions attached to unissued preferred shares of any series.

Priority. The preferred shares, as a class, are entitled to preference over common shares and over any other shares ranking junior to the preferred shares with respect to the payment of dividends and distribution of assets in the event of the liquidation, dissolution or winding-up of the Bank, or any other distribution of the assets among shareholders for the purpose of winding-up the affairs of the Bank. The preferred shares of each series rank on a parity with the preferred shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Bank, or any other distribution of the assets among shareholders for the purpose of winding-up the affairs of the Bank.

Restriction. Under the terms of the Bank Act, the approval of the holders of the preferred shares is required for the creation of any class of shares ranking prior to or on a parity with the preferred shares.

        Voting. Except as required under the Bank Act or in the rights, privileges, restrictions or conditions attached to any series before the issue thereof, the holders of preferred shares are not entitled to receive notice, to attend or to vote at any meeting of the shareholders of the Bank. Any approval to be given by the holders of preferred shares may be given by a resolution carried by the affirmative vote of not less than 66 2/3% of the votes cast at a meeting of holders of preferred shares at which a majority of the outstanding preferred shares is represented or, if no quorum is present at such meeting, at any adjourned meeting at which no quorum requirements would apply.

Limitations Affecting Holders of Common and Preferred Shares

Restraints on Bank Shares Under the Bank Act

In accordance with the Bank Act, no person or group of associated persons may own more than 10% of any class of shares of the Bank without the approval of the Minister of Finance (Canada) (the “Minister”). No person may be a major shareholder of a bank if the bank has equity of $12 billion or more (which would include the Bank). A person is a major shareholder of a bank if: (a) the aggregate number of shares of any class of voting shares beneficially owned by that person and that are beneficially owned by any entities controlled by that person is more than 20% of that class of voting shares; or (b) the aggregate number of shares of any class of non-voting shares beneficially owned by that person and that are beneficially owned by any entities controlled by that person is more than 30% of that class of non-voting shares. Ownership of the Bank’s shares by Canadian or foreign governments is prohibited under the Bank Act. However, in 2009 certain amendments were made to the Bank Act that would permit the Canadian federal government to acquire shares of a bank, including the Bank, if the Minister and Governor in Council were to conclude that to do so was necessary to promote stability in the financial system. While the government holds any shares of a bank, including the Bank, the Minister may impose certain terms and conditions, including conditions on the payment by the Bank of dividends on any of its shares.

The Minister may only approve the acquisition of up to 30% of the shares of any class of non-voting shares and up to 20% of the shares of a class of voting shares of the Bank, provided, in each case, that the person acquiring those shares does not have direct or indirect influence over the Bank that, if exercised, would result in that person having control in fact of the Bank. No person may have a “significant interest” in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister. In addition, the Bank is not permitted to record any transfer or issue of any shares of the Bank if the transfer or issue would cause the person to have a significant interest in a class of shares, unless the prior approval of the Minister is obtained. No person who has a significant interest in the Bank may exercise any voting rights attached to the shares held by that person, unless the prior approval of the Minister for the acquisition of the significant interest is obtained. For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank. If a person contravenes any of these restrictions, the Minister may, by order, direct that person to dispose of all or any portion of those shares. Holders of securities of the Bank may be required to furnish declarations relating to ownership in a form prescribed by the Bank.

Bank Act and Government Restrictions and Approvals

Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including its common shares, unless the consent of the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”) has been obtained. In addition, the Bank Act prohibits a payment to purchase or redeem any shares or the declaration and payment of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act or any capital or liquidity directions of OSFI. The Bank is prohibited from declaring dividends on its preferred or common shares when it would be, as a result of paying such a dividend, in contravention of the capital adequacy and liquidity regulations of the Bank Act or any capital or liquidity directions of OSFI.

The government of Canada placed a moratorium on mergers among Canada’s largest financial institutions in 2003, including the Bank and its peers, pending a further review of Canada’s bank merger policy. A review of the government’s bank merger policy is not currently a priority and as a result, it is unlikely that the Minister would grant an approval for a merger between any large Canadian financial institutions at this time.

The restrictions contained in the Bank Act and the Canadian government’s policies may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders.

Amendments to the Rights, Privileges, Restrictions and Conditions of the Bank’s Share Capital

Under the Bank Act, the rights of holders of the Bank’s shares can be changed by the board of directors of the Bank by making, amending or repealing the by-laws of the Bank. The board of directors of the Bank must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of the Bank in accordance with the procedures of the Bank Act and the Bank’s by-laws, and the shareholders must approve the by-law, amendment to or repeal of the by-law by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the by-laws of the Bank.

Meetings of the Shareholders

Quorum

The Bank Act permits a bank to establish by by-law the quorum requirement for meetings of shareholders. The Bank’s by-laws provide that a quorum at any meeting of shareholders will be any shareholders present in person or represented by proxy of at least 10% of the outstanding shares of the Bank entitled to vote at the meeting.

Annual Meetings; Shareholder Proposals

The Bank is required to hold an annual meeting of shareholders not later than six months after the end of each financial year on such day and at such time as its directors shall determine.

Proposals by shareholders of a bank may be made by certain registered or beneficial holders of shares that are entitled to vote at an annual meeting of shareholders. To be eligible to submit any shareholder proposal, a shareholder must satisfy certain eligibility criteria set forth in the Bank Act. Under the Bank Act, shareholder proposals may only be submitted at annual meetings of shareholders. A shareholder eligible to submit a proposal and entitled to vote at an annual meeting of shareholders may submit to the Bank notice of any matter that the shareholder proposes to raise at the meeting provided that, among other things, the proposal is submitted to the Bank at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the Bank’s previous annual meeting of shareholders.

If the Bank solicits proxies for such annual meeting, it is required to set out in the management proxy a proposal submitted by a shareholder for consideration at such meeting. If so requested by a shareholder who submits a proposal to the Bank, the Bank is required to include in the management proxy circular, or attach thereto, a statement by the shareholder in support of the proposal and the name and address of the shareholder. The proposal and the statement together are not to exceed 500 words. Under the Bank Act, a proposal may include nominations for the election of directors if it is signed by one or more holders of shares representing in the aggregate not less than 5% of the issued and outstanding shares of the Bank or 5% of the issued and outstanding shares of a class of shares of the Bank entitled to vote at the meeting at which the proposal is to be presented.

The Bank is not required to comply with the obligations to include the proposal, or a statement of the shareholder submitting a proposal, in its management proxy circular, if

•	the proposal is not submitted to the Bank at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the previous annual meeting of shareholders;

•	it clearly appears that the primary purpose of the proposal is to enforce a personal claim or redress a personal grievance against the Bank or its directors, officers or security holders;

•	it clearly appears that the proposal does not relate in a significant way to the business or affairs of the Bank;

•	the person submitting the proposal failed within the prescribed period before the Bank receives their proposal to present, in person or by proxy, at a meeting of shareholders a proposal that at their request had been set out in or attached to a management proxy circular;

•	substantially the same proposal was set out in or attached to a management proxy circular or dissident’s proxy circular relating to, and presented to shareholders at, a meeting of shareholders of the Bank held within the prescribed period before the receipt of the proposal and did not receive the prescribed minimum amount of support at the meeting; or

•	the rights to submit a proposal as described above are being abused to secure publicity.

If the Bank refuses to include a proposal in a management proxy circular, it is obligated to notify the shareholder in writing of such refusal and its reasons for such refusal. The shareholder may apply to a court if such shareholder claims it has been aggrieved by such refusal, and the court may restrain the holding of the meeting at which the proposal is sought to be presented and may make such further order it thinks fit. In addition, if the Bank claims to be aggrieved by the proposal, it may apply to a court for an order permitting the Bank to omit the proposal from the management proxy circular.

Special Meetings

Under the Bank Act, special meetings of shareholders may be called at any time by the board of directors. In addition, subject to certain provisions of the Bank Act, the holders of not less than 5% of the issued and outstanding shares of the Bank that carry the right to vote at a meeting may requisition that the directors call a meeting of shareholders for the purpose stated in the requisition and may call the special meeting if the directors do not do so within 21 days after receiving the request.

Size of Board of Directors

The Bank Act requires that the number of directors on the Bank’s board of directors be at least seven. All directors of the Bank are elected annually. The Bank Act also requires that at least a majority of the directors must be, at the time of each director’s election or appointment, resident Canadians.

Anti-Takeover Provisions and Ownership Provisions

Rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, contain requirements in connection with “related party transactions”. A related party transaction means, among other things, any transaction in which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

“Related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

If a transaction is determined to be a related party transaction, Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with the related party transaction, including disclosure related to the valuation.

Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

In addition, under the Bank Act, a sale of all or substantially all of the Bank’s assets to another financial institution or an amalgamation must also be approved by the shareholders by a vote of not less than two-thirds of the votes cast by shareholders who voted in respect of the special resolution, with each share carrying the right to vote whether or not it otherwise carries the right to vote. The holders of each class or series of shares which is affected differently by the sale from the shares of any other class or series are entitled to vote separately as a class or series. The Minister must also approve any such sale or amalgamation involving the Bank.

These restrictions, in addition to those imposed by the Bank Act relating to the purchase or other acquisition, issue, transfer and voting of shares of the Bank’s common shares may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders. See “—Limitations Affecting Holders of Common and Preferred Shares”.

Rights of Inspection

Any person is entitled to a basic list of the Bank’s shareholders and may request the Bank to furnish such list within 10 days after receipt by the Bank of an affidavit, swearing that the list will not be used except in accordance with a permitted purpose, and payment of a reasonable fee. Further, shareholders and creditors of the Bank and their personal representatives may examine certain limited records of the Bank during its usual business hours and may take extracts therefrom, free of charge, or have copies made thereof on payment of a reasonable fee.

Transfer Agent and Registrar

The registrar and transfer agent for the Bank’s common and preferred shares is Computershare Trust Company of Canada at the following addresses: Computershare Trust Company of Canada, 100 University Ave., 11th Floor, Toronto, Ontario, M5J 2Y1 and Computershare Trust Company N.A., 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129.

DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

References to “the Bank,” “us,” “we” or “our” in this section mean The Bank of Nova Scotia, and do not include the subsidiaries of The Bank of Nova Scotia. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustees maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

The following description sets forth certain general terms and provisions of the debt securities. We will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a prospectus supplement. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Debt Securities May Be Senior or Subordinated

We may issue debt securities which may be senior or subordinated in right of payment. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will be issued under our senior debt indenture described below and will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The subordinated debt securities will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional indebtedness.

In the event we become insolvent, our governing legislation provides that priorities among payments of our deposit liabilities (including payments in respect of the senior debt securities) and payments of all of our other liabilities (including payments in respect of the subordinated debt securities) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. In addition, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

Neither the senior debt securities nor the subordinated debt securities will constitute deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

When we refer to “debt securities” or “debt security” in this section, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities and the subordinated debt securities are each governed by an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. When we refer to the “indentures,” we mean both the senior debt indenture and the subordinated debt indenture, and when we refer to the “indenture,” we mean either the senior debt indenture or the subordinated debt indenture, as applicable. Each indenture is a contract between us, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee, which act as trustees. When we refer to the “trustees,” we mean both the U.S. trustee and the Canadian trustee, and when we refer to the “trustee,” we mean either the U.S. trustee or the Canadian trustee, as applicable. The indentures are subject to and governed by the U.S. Trust Indenture Act of 1939, as amended, and applicable Canadian trust indenture legislation. The indentures are substantially identical, except for the provisions relating to:

•	the events of default, which are more limited in the subordinated debt indenture; and

•	subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustees, with respect to any debt securities, means the indenture under which those debt securities are issued and the trustees under that indenture.

The trustees have two main roles:

•	The trustees can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustees act on behalf of holders, described below under “—Events of Default—Remedies If an Event of Default Occurs”.

•	The trustees perform administrative duties for us, such as sending interest payments and notices to holders and transferring a holder’s debt securities to a new buyer if a holder sells.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities will be governed by New York law, except that the subordination provisions in the subordinated debt indenture and certain provisions relating to the status of the senior debt securities, which will be governed by the laws of the Province of Ontario and the laws of Canada applicable therein. A copy of each of the senior debt indenture and the subordinated debt indenture is an exhibit to the registration statement of which this prospectus forms a part. See “Available Information” above for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of the senior debt indenture and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your applicable prospectus supplement at any time without your consent and without notifying you. In addition, we may issue additional debt securities of any series at any time without your consent and without notifying you. We may also issue other securities at any time without your consent and without notifying you. The indentures do not limit our ability to incur other indebtedness or to issue other securities, and we are not subject to financial or similar restrictions under the indentures.

This section summarizes the material terms of the debt securities that are common to all series, subject to any modifications contained in an applicable prospectus supplement. Most of the specific terms of your series will be described in the applicable prospectus supplements accompanying this prospectus. As you read this section, please remember that the specific terms of your debt security as described in the applicable prospectus supplements will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the information in the applicable prospectus supplements and this prospectus, the information in the most recent applicable prospectus supplement will control. Accordingly, the statements we make in this section may not apply to your debt securities. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures and the applicable series of debt securities, including definitions of certain terms used in the indentures and the applicable series of debt securities. In this summary, we describe the meaning of only some of the more important terms. You must look to the indentures or the applicable series of debt securities for the most complete description of what we describe in summary form in this prospectus.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. An applicable prospectus supplement relating to the original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. An applicable prospectus supplement relating to specific debt securities will also describe any special considerations and any material tax considerations applicable to such debt securities.

When we refer to a series of debt securities, we mean a series issued under the indenture pursuant to which the debt securities will be issued. Each series is a single distinct series under the indenture pursuant to which they will be issued and we may issue debt securities of each series in such amounts, at such times and on such terms as we wish. The debt securities of each series will differ from one another, and from any other series, in their terms, but all debt securities of a series together will constitute a single series for all purposes under the indenture pursuant to which they will be issued.

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplements will describe the terms of any debt securities being offered, including:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at our option or the option of the holder;

•	if applicable, the date after which, the price at which, the periods within which and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•	if the debt securities may be converted into or exercised or exchanged for other of our securities, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of our securities issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	the applicability of the provisions described under “—Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “—Events of Default” below;

•	if the series of debt securities will be issuable only in the form of a global debt security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global debt security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

Market-Making Transactions

One or more of our subsidiaries may purchase and resell debt securities in market-making transactions after their initial issuance. We may also, subject to applicable law and any required regulatory approval, purchase debt securities in the open market or in private transactions to be held by us or cancelled.

Covenants

Except as described in this sub-section or as otherwise provided in an applicable prospectus supplement with respect to any series of debt securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor do they contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our or our subsidiaries’ assets. The indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, for example, a highly leveraged transaction, except as otherwise specified in this prospectus or any applicable prospectus supplement.

Mergers and Similar Events

Each of the indentures provide that we are permitted to merge, amalgamate, consolidate or otherwise combine with another entity, or to sell or lease substantially all of our assets to another entity, as long as the following conditions are met:

•	When we merge, amalgamate, consolidate or otherwise are combined with another entity, or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity is a duly organized entity and is legally responsible for and assumes, either by agreement, operation of law or otherwise, our obligations under such indenture and the debt securities issued thereunder.

•	The merger, amalgamation, consolidation, other combination, or sale or lease of assets, must not result in an event of default under such indenture. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded.

If the conditions described above are satisfied, we will not need to obtain the consent of the holders of the debt securities in order to merge, amalgamate, consolidate or otherwise combine with another entity or to sell or lease substantially all of our assets.

We will not need to satisfy the conditions described above if we enter into other types of transactions, including:

•	any transaction in which we acquire the stock or assets of another entity but in which we do not merge, amalgamate, consolidate or otherwise combine;

•	any transaction that involves a change of control but in which we do not merge, amalgamate, consolidate or otherwise combine; and

•	any transaction in which we sell less than substantially all of our assets.

It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to the indenture and the debt securities issued under that indenture.

Changes Requiring Consent of All Holders. First, there are changes that cannot be made to the indenture or the debt securities without the consent of each holder of a series of debt securities affected in any material respect by the change under a particular indenture. Following is a list of those types of changes:

•	change the stated maturity of the principal or reduce the interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the currency of payment on a debt security;

•	change the place of payment for a debt security;

•	impair a holder’s right to sue for payment;

•	impair a holder’s right to require repurchase on the original terms of those debt securities that provide a right of repurchase;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Consent. The second type of change to the indenture and the debt securities is the kind that requires the consent of holders of debt securities owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “—Changes Requiring Consent of All Holders” unless we obtain the individual consent of each holder to the waiver.

Changes Not Requiring Consent. The third type of change to the indenture and the debt securities does not require the consent by holders of debt securities. This type is limited to the issuance of new series of debt securities under the indenture, clarifications and certain other changes that would not adversely affect in any material respect the interests of the holders of the debt securities of any series.

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the consent of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions. The fourth type of change to the indenture and the debt securities is the kind that requires the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class.

Further Details Concerning Voting. When seeking consent, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known, we will use a special rule for that debt security described in the applicable prospectus supplement.

•	For debt securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of those debt securities. Debt securities will also not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if they have been fully defeased as described below under “—Defeasance—Full Defeasance” or if we or one of our affiliates is the beneficial owner of the debt securities.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustees will be entitled to set a record date for action by holders. If the trustees or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. We or the trustees, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Special Provisions Related to the Subordinated Debt Securities

The subordinated debt securities issued under the subordinated debt indenture will be our direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act and will therefore rank subordinate to our deposits. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these debt securities.

If we become insolvent or are wound-up, the subordinated debt securities issued and outstanding under the subordinated debt indenture will rank equally with, but not prior to, all other subordinated indebtedness and subordinate in right of payment to the prior payment in full of all other indebtedness of the Bank then outstanding, other than liabilities which, by their terms, rank in right of payment equally with or subordinate to the subordinated indebtedness, and in accordance with the terms of such liabilities or such other indebtedness under certain circumstances.

For these purposes, “indebtedness” at any time means:

1.	the deposit liabilities of the Bank at such time; and

2.	all other liabilities and obligations of the Bank which in accordance with the accounting rules established for Canadian chartered banks issued under the authority of the Superintendent of Financial Institutions (Canada) or with generally accepted accounting principles (the primary source of which is the Handbook of the Canadian Institute of Chartered Accountants — Part V pre-changeover accounting standards; IFRS replaced current Canadian GAAP for the Bank commencing November 1, 2011 which is Part I of the Handbook of the Canadian Institute of Chartered Accountants), as the case may be, would be included in determining the total liabilities of the Bank, other than liabilities for paid-up capital, contributed surplus, retained earnings and general reserves of the Bank.

“Subordinated indebtedness” at any time means:

1.	the liability of the Bank in respect of the principal of and premium, if any, and interest on its outstanding subordinated indebtedness outlined above;

2.	any indebtedness which ranks equally with and not prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinated thereto pursuant to the terms of the instrument evidencing or creating the same;

3.	any indebtedness which ranks subordinate to and not equally with or prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinate pursuant to the terms of the instrument evidencing or creating the same; and

4.	the subordinated debt securities, which will rank equally to the Bank’s outstanding subordinated indebtedness.

The subordination provisions of the subordinated debt indenture are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Conversion or Exchange of Debt Securities

                If and to the extent mentioned in the applicable prospectus supplements, any debt securities may be optionally or mandatorily convertible or exchangeable for other securities of the Bank, into the cash value therefor or into any combination of the above. The specific terms on which any debt securities may be so converted or exchanged will be described in the applicable prospectus supplements. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the holders of the debt securities would receive would be calculated at the time and manner described in the applicable prospectus supplements.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the applicable prospectus supplements.

Full Defeasance. If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities of a series, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of the debt securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•	There must be a change in current U.S. federal income tax law or a ruling by the United States Internal Revenue Service that lets us make the above deposit without causing the holders to be taxed on the debt securities of that series any differently than if we did not make the deposit and just repaid the debt securities of that series ourselves. (Under current U.S. federal income tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•	We must deliver to the trustees a legal opinion of our counsel confirming the tax-law change described above and that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred.

In the case of the subordinated debt securities, the following requirement must also be met:

•	No event or condition may exist that, under the provisions described under “—Special Provisions Related to the subordinated debt securities” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Even without a change in current U.S. federal income tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the debt securities of a series that may be described in the applicable prospectus supplements. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government, U.S. government agency or U.S. government-sponsored entity notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	Deposit in trust for the benefit of all holders of the debt securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•	Deliver to the trustees a legal opinion of our counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

If we accomplish covenant defeasance, certain provisions of the indentures and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the applicable prospectus supplements.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall.

Events of Default

You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection.

What is an Event of Default?

Under the senior debt indenture, the term “event of default” means in respect of any series of debt securities any of the following:

•	We do not pay the principal of or any premium on a debt security of that series within five days of its due date.

•	We do not pay interest on a debt security of that series for more than 30 days after its due date.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in an applicable prospectus supplement occurs.

Under the subordinated debt indenture, the term “event of default” in respect of any series of debt securities means any of the following:

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in an applicable prospectus supplement occurs.

Remedies If an Event of Default Occurs. If an event of default occurs, the trustees will have special duties. In that situation, the trustees will be obligated to use those of their rights and powers under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustees or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) and interest on all of the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. The declaration of acceleration of maturity is not, however, an automatic right upon the occurrence of an event of default, and for such acceleration to be effective, the trustees must take the aforementioned action or the holders must direct the trustees to act as described in this section below. Furthermore, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. If you are the holder of a subordinated debt security, the principal amount of the subordinated debt security will not be paid and may not be required to be paid at any time prior to the relevant maturity date, except in the event of our insolvency or winding-up. If any provisions of applicable Canadian banking law prohibit the payment of any amounts due under the debt securities before a specified time, then the Bank’s ability to make such payment could be adversely affected.

You should read carefully the applicable prospectus supplements relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default in which the trustees have the special duties described above, the trustees are not required to take any action under the indenture at the request of any holders unless the holders offer the trustees reasonable protection from expenses and liability called an indemnity reasonably satisfactory to the trustees. If such an indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustees. These majority holders may also direct the trustees in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustees and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities the following must occur:

•	the holder of the debt security must give the trustees written notice that an event of default has occurred and remains uncured;

•	the holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustees take action because of such event of default;

•	such holder or holders must offer reasonable indemnity to the trustees against the cost and other liabilities of taking that action;

•	the trustees must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and

•	the trustees have not received any direction from a majority in principal amount of all outstanding debt securities that is inconsistent with such written request during such 90-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS OR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEES AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION

We will give to the trustees every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Form, Exchange and Transfer

Unless we specify otherwise in an applicable prospectus supplement, the debt securities will be issued:

•	only in fully-registered form;

•	without interest coupons; and

•	in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

If a debt security is issued as a registered global debt security, only the depositary—such as DTC, Euroclear and Clearstream, each as defined below under “Legal Ownership and Book-Entry Issuance”—will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole registered holder of the debt security and is referred to below as the “holder”. Those who own beneficial interests in a global debt security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance”.

Holders of debt securities issued in fully-registered form may have their debt securities broken into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an exchange.

Holders may exchange or register the transfer of debt securities at the office of the applicable trustee. Debt securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated debt securities at that office. The trustees act as our agents for registering debt securities in the names of holders and registering the transfer of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The applicable trustee may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to register the transfer or exchange of debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional agents, they will be named in the applicable prospectus supplements. We may cancel the designation of any particular agent. We may also approve a change in the office through which any agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the registration of transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The Trustees

Computershare Trust Company, N.A. and Computershare Trust Company of Canada serve as the trustees for our senior debt securities.

Computershare Trust Company, N.A. and Computershare Trust Company of Canada also serve as the trustees for the subordinated debt securities.

The trustees make no representation or warranty, whether express or implied, with respect to the Bank or the debt securities and other matters described in this prospectus. The trustees have not prepared or reviewed any of the information included in this prospectus, except the trustees have consented to the use of their names. Such approval does not constitute a representation or approval by the trustees of the accuracy or sufficiency of any information contained in this prospectus.

Payment and Paying Agents

We will pay interest to the person listed in the trustees’ records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in an applicable prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of Computershare Trust Company, N.A. or such other office as may be agreed upon. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS

                We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustees’ corporate trust offices. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustees will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustees’ records. With respect to who is a registered “holder” for this purpose, see “Legal Ownership and Book-Entry Issuance”.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustees or any other paying agent.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered debt securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered debt securities. Then we describe special provisions that apply to global debt securities.

Who is the Legal Owner of a Registered Security?

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global debt securities representing debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustees maintain for this purpose, as the “registered holders” of those debt securities. Subject to limited exceptions, we and the trustees are entitled to treat the registered holder of a debt security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the debt security and to exercise all the rights and power as an owner of the debt security. We refer to those who own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not registered holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners. Unless otherwise noted in an applicable prospectus supplement, we will issue each debt security in book-entry form only. This means debt securities will be represented by one or more global debt securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under each indenture (and the Bank Act in the case of subordinated indebtedness), subject to limited exceptions and applicable law, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global debt security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not registered holders, of the debt securities.

Street Name Owners. We may issue debt securities initially in non-global form or we may terminate an existing global debt security, as described below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will, subject to limited exceptions and applicable law, recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not registered holders, of those debt securities.

Registered Holders. Subject to limited exceptions, our obligations, as well as the obligations of the trustees under any indenture and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global debt securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

                For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the registered holders, and not the indirect owners, of the relevant debt securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the debt securities being offered by this prospectus and the applicable prospectus supplements, whether they are the registered holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable prospectus supplement, we will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global debt security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more. Each series of debt securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC” ;

•	Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, which is known as “Clearstream”; or

•	any other clearing system or financial institution named in the applicable prospectus supplements.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global debt security, investors may hold beneficial interests in that debt security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in the applicable prospectus supplements; if none is named, the depositary will be DTC.

A global debt security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global debt security will have the same terms. We may, however, issue a global debt security that represents multiple debt securities of the same kind, such as debt securities that have different terms and are issued at different times. We call this kind of global debt security a master global debt security. The applicable prospectus supplements will not indicate whether your debt securities are represented by a master global debt security.

A global debt security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global debt security, and investors will be permitted to own only indirect interests in a global debt security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a holder of the debt security, but only an indirect owner of an interest in the global debt security.

If an applicable prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global debt security at all times unless and until the global debt security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities. As an indirect owner, an investor’s rights relating to a global debt security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (such as Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global debt security.

If debt securities are issued only in the form of a global debt security, an investor should be aware of the following:

•	an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “—Who is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global debt security in circumstances in which certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global debt security, and those policies may change from time to time. We and the trustees will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global debt security. We and the trustees also do not supervise the depositary in any way;

•	the depositary may require that those who purchase and sell interests in a global debt security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global debt securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global debt security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that debt security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We and the trustees do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non- Global Security; Special Situations When a Global Security Will Be Terminated. If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global debt securities, any beneficial owner entitled to obtain non-global debt securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global debt security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global debt security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”.

The special situations for termination of a global debt security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global debt security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustees that we wish to terminate that global debt security; or

•	if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global debt security is terminated, only the depositary, and neither we nor the trustees for any debt securities, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global debt security will be registered and, therefore, who will be the registered holders of those debt securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

                Purchases of debt securities within the DTC system must be made by or through DTC participants, who will receive a credit for the debt securities on DTC’s records. Transfers of ownership interests in the debt securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the debt securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have respectively informed us that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global debt security. In addition, if DTC is the depositary for a global debt security, Euroclear and Clearstream may hold interests in the global debt security as participants in DTC.

As long as any global debt security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global debt security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global debt security and there is no depositary in the United States, you will not be able to hold interests in that global debt security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream. Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences to a United States holder (as defined below) of owning the securities we are offering. It is the opinion of Allen & Overy LLP, counsel to the Bank. It applies to you only if you acquire your securities at their original issuance, and you hold your securities as capital assets for United States federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark–to–market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax–exempt organization,

•	a person that actually or constructively owns 10% or more of our voting stock,

•	a person that holds securities as part of a straddle or a hedging or conversion transaction, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, as well as the income tax treaty between the United States and Canada (the “Treaty”), all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities. This summary does not address tax consequences applicable to holders of equity interests in a holder of the securities, U.S. federal estate, gift or alternative minimum tax considerations, or non-U.S., state or local tax considerations.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a security and you are:

•	a citizen or individual resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax consequences to holders of our shares

This subsection discusses tax consequences relevant to the purchase, ownership and disposition of our shares. Additional United States federal income tax consequences relevant to certain preferred shares are not described in this prospectus and will be discussed in an applicable prospectus supplement.

Taxation of Dividends

                The gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate United States holder, dividends paid to you that constitute “qualified dividend income” will be taxable to you at a maximum tax rate of 15% provided that (i) the Bank is a “qualified foreign corporation” and (ii) you hold the shares for more than 60 days during the 121 day period beginning 60 days before the ex–dividend date (or, in the case of preferred stock, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold the shares for more than 90 days during the 181 day period beginning 90 days before the ex–dividend date) and meet other holding period requirements. The Bank generally will be a “qualified foreign corporation” if (1) it is either (a) eligible for the benefits of the Treaty, or (b) if the stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States, and (2) it is not a PFIC (as defined below) in the taxable year of the distribution or the immediately preceding taxable year. The Bank expects to be eligible for the benefits of the Treaty. In addition, as discussed below under “—PFIC Rules,” the Bank does not believe it should be treated as a PFIC for the current year or any future years.

The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends–received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income as a United States holder will be the U.S. dollar value of the Canadian payments made, determined at the spot Canadian dollar/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits (as determined for United States federal income tax purposes) will be treated as a non–taxable return of capital to the extent of your basis in the shares and thereafter as capital gain. We do not expect to maintain calculations of earnings and profits for U.S. federal income tax purposes. Therefore, a United States holder should expect that such distribution will generally be treated as a dividend.

For foreign tax credit limitation purposes, dividends will be income from sources outside the United States and will, depending on your circumstances, be either “passive” or “general” income for foreign tax credit limitation purposes. The rules relating to the determination of the U.S. foreign tax credit, or deduction in lieu of the U.S. foreign tax credit, are complex and you should consult your tax advisors with respect to these rules.

Sale or Exchange of Shares

If you are a United States holder and you sell or otherwise dispose of your shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your shares. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

We believe that our shares should not be treated as stock of a Passive Foreign Investment Company (a “PFIC”) for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. Any subsequent determinations that we make with respect to our PFIC status will be discussed in an applicable prospectus supplement.

In general, if you are a United States holder, we will be a PFIC with respect to you if for any taxable year in which you held our shares:

•	at least 75% of our gross income for the taxable year is passive income, or

•	at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. For this purpose, income derived in the active conduct of our banking business should not be treated as passive income.

Tax consequences to holders of our debt securities

This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued and whose terms are described in this prospectus. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue and debt securities whose terms are not described in this prospectus will be discussed in an applicable prospectus supplement.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

                Interest that we pay on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “—Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest and original issue discount and additional amounts will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short–term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant–yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

                You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre–Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre–issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre–issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre–issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre–issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in an applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security, and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

                If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant–yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant–yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Debt Securities Purchased with Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant–yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1. 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2. 15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1. one or more qualified floating rates,

2. a single fixed rate and one or more qualified floating rates,

3. a single objective rate, or

4. a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•	your debt security satisfies certain other conditions.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1. a fixed multiple that is greater than 0.65 but not more than 1.35, or

2. a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate, and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short–Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short–term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass–through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short–term debt securities on either a straight–line basis or under the constant–yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short–term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight–line basis unless you make an election to accrue the OID under the constant–yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short–term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short–term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short–term debt security, including stated interest, in your short–term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—Tax consequences to holders of our debt securities — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Debt Securities Purchased with Market Discount

You will be treated as if you purchased your debt security, other than a short–term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	In the case of an initial purchaser, you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General,” and

•	the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of a discount debt security for these purposes, you generally add any OID that has accrued on the debt security prior to your acquisition of the debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight–line basis unless you elect to accrue market discount using a constant–yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short–Term Debt Securities” or “—Debt Securities Purchased with Market Discount,”

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as United States source ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Debt Securities, Exchangeable Debt Securities and Contingent Payment Debt Securities

An applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index, debt securities that are exchangeable at our option or the option of the holder into debt securities of an issuer other than the Bank or into other property and debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Other Considerations

Information with Respect to Foreign Financial Assets

Certain holders that own “specified foreign financial assets” that meet certain U.S. dollar value thresholds will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by certain financial institutions: (i) stock or securities issued by non–United States persons, (ii) financial instruments and contracts held for investment that have non–United States issuers or counterparties, and (iii) interests in foreign entities. The securities may be subject to these rules. United States holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	dividend payments or payments of principal and interest on a security or other taxable distributions made to you within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a security that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a security effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three–year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

Foreign Accounts Tax Compliance Act Withholding

Sections 1471 through 1474 of the Code (“FATCA”) impose a new reporting regime and potentially a 30% withholding tax with respect to certain payments to any non-U.S. financial institution (a “foreign financial institution”, or “FFI” (as defined by FATCA)) that does not become a “Participating FFI” by entering into an agreement with the U.S. Internal Revenue Service (“IRS”) to provide the IRS with certain information in respect of its account holders and investors or is not otherwise exempt from or in deemed compliance with FATCA. The Bank is classified as an FFI.

The new withholding regime is currently in effect for payments from sources within the United States and will apply to "foreign passthru payments" (a term not yet defined) no earlier than 1 January 2017. This withholding would potentially apply to payments in respect of (i) any securities characterised as debt (or which are not otherwise characterized as equity and have a fixed term) for U.S. federal tax purposes that are issued or materially modified after the "grandfathering date", which is the date that is six months after the date on which final U.S. Treasury regulations defining the term foreign passthru payment are filed with the Federal Register and (ii) any securities characterised as equity or which do not have a fixed term for U.S. federal tax purposes, whenever issued. If securities are issued on or before the grandfathering date, and additional securities of the same series are issued on or after that date, the additional securities may not be treated as grandfathered, which may have negative consequences for the existing securities, including a negative impact on market price.

The United States and a number of other jurisdictions have announced their intention to negotiate intergovernmental agreements to facilitate the implementation of FATCA (each, an “IGA”). Pursuant to FATCA and the “Model 1” and “Model 2” IGAs released by the United States, an FFI in an IGA signatory country could be treated as a “Reporting FI” not subject to withholding under FATCA on any payments it receives. Further, an FFI in an IGA jurisdiction would generally not be required to withhold under FATCA or an IGA (or any law implementing an IGA) (any such withholding being “FATCA Withholding”) from payments it makes. Under each Model IGA, a Reporting FI would still be required to report certain information in respect of its account holders and investors to its home government or to the IRS. The United States and Canada have entered into an agreement (the “US-Canada IGA”) based largely on the Model 1 IGA.

If the Bank is treated as a Reporting FI pursuant to the US-Canada IGA it does not anticipate that it will be obliged to deduct any FATCA Withholding on payments it makes. There can be no assurance, however, that the Bank will be treated as a Reporting FI, or that it would in the future not be required to deduct FATCA Withholding from payments it makes. Accordingly, the Bank and financial institutions through which payments on the securities are made may be required to withhold FATCA Withholding if any FFI through or to which payment on such securities is made is not a Participating FFI, a Reporting FI, or otherwise exempt from or in deemed compliance with FATCA.

                Whilst the securities are in global form and held within the clearing systems, it is expected that FATCA will not affect the amount of any payments made under, or in respect of, the securities by the Bank or any paying agent, given that each of the entities in the payment chain between the Bank and the clearing systems is a major financial institution whose business is dependent on compliance with FATCA and that any alternative approach introduced under an IGA will be unlikely to affect the securities. The documentation expressly contemplates the possibility that the securities may be issued in definitive form and therefore that they may be taken out of the clearing systems. If this were to happen, then a non-FATCA compliant holder could be subject to FATCA Withholding.

FATCA is particularly complex and its application is uncertain at this time. The above description is based in part on proposed regulations, official guidance and the US-Canada IGA, all of which are subject to change. You should consult your own tax advisers on how these rules may apply to payments you receive under the securities.

CANADIAN TAXATION

In the opinion of Osler, Hoskin & Harcourt LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires securities, including entitlement to all payments thereunder, as a beneficial owner pursuant to this prospectus and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) (the “Tax Act”), (i) is not, and is not deemed to be, resident in Canada; (ii) deals at arm’s length with us and with any transferee resident or deemed to be resident in Canada to whom the purchaser disposes of debt securities, (iii) is not affiliated with us, (iv) does not receive any payment of interest on the debt securities in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (v) does not use or hold the securities in a business carried on in Canada, and (vi) where the relevant securities are debt securities, is not a “specified shareholder” of the Bank and is not a person who does not deal at arm’s length with a specified shareholder of the Bank for purposes of subsection 18(5) of the Tax Act (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non–Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Tax Act and the regulations thereunder and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

Canadian federal income tax considerations applicable to securities may be described more particularly when such securities are offered (and then only to the extent material) in a prospectus supplement or pricing supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in such prospectus supplement or pricing supplement. These Canadian federal income tax considerations may also be supplemented, amended and/or replaced in a prospectus supplement or pricing supplement.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of securities should consult their own tax advisors having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the securities not denominated in Canadian dollars must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Holder may be affected by fluctuations in the relevant exchange rate.

Shares

Dividends on the Shares

Dividends paid or credited on the shares or deemed to be paid or credited on the shares to a Holder will be subject to Canadian non–resident withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Holder is entitled under any applicable income tax convention between Canada and the country in which the Holder is resident. For example, under the Canada–U.S. Income Tax Convention (1980) (the “Convention”), where dividends on the shares are considered to be paid to or derived by a Holder that is the beneficial owner of the dividends and a U.S. resident for the purposes of, and is entitled to benefits in accordance with, the provisions of the Convention, the applicable rate of Canadian non–resident withholding tax is generally reduced to 15%.

Disposition of the Shares

A Holder will not be subject to tax under the Tax Act on any gain realized on a disposition or deemed disposition of shares, unless the shares are “taxable Canadian property” to the Holder for purposes of the Tax Act and the Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Holder is resident.

                Generally, the shares will not constitute taxable Canadian property to a Holder at a particular time provided that the shares are listed at that time on a designated stock exchange (which includes the Toronto Stock Exchange), unless at any particular time during the 60–month period that ends at that time (i) the Holder, persons with whom the Holder does not deal with at arm’s length, or the Holder together with all such persons, has owned 25% or more of the issued shares of any class or series of our capital stock and (ii) more than 50% of the fair market value of the shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada, (b) “Canadian resource properties” (as defined in the Tax Act), (c) “timber resource properties” (as defined in the Tax Act), and (d) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, shares could be deemed to be taxable Canadian property. Holders whose shares may constitute taxable Canadian property should consult their own tax advisors.

Debt Securities

Interest paid or credited or deemed for purposes of the Act to be paid or credited on a debt security (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the debt security in certain cases involving the assignment, deemed assignment or other transfer of a debt security to the Bank or any other resident or deemed resident of Canada) to a Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest (other than on a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation (“Participating Debt Interest”). A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to any amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money where no amount payable in respect of such obligation, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the definition of Participating Debt Interest. If any interest paid or credited or deemed to be paid or credited on a debt security is to be Participating Debt Interest, the Canadian non-resident withholding tax implications of the issuance of such debt securities will be described particularly in the relevant prospectus supplement or pricing supplement for such debt securities.

No other Canadian federal taxes on income or gains will be payable by a Holder on interest or principal, or on proceeds received by a Holder on the disposition of a debt security, including on a redemption, payment on maturity, repurchase or purchase of cancellation.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit–sharing or other employee benefit plan (a “plan”) subject to the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Internal Revenue Code (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan or account. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non–ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

The acquisition of the securities by a plan with respect to which the Bank or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to and in accordance with an applicable exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions where neither the Bank nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the plan involved in the transaction and the plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Moreover, the United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

•	PTCE 84–14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90–1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91–38, an exemption for transactions involving bank collective investment funds;

•	PTCE 95–60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96–23, an exemption for plan asset transactions managed by in–house asset managers.

The securities may not be purchased or held by (i) any plan, (ii) any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or (iii) any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for the exemptive relief under one or more of the PTCEs listed above, the service provider exemption or another applicable similar exemption. Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its acquisition and holding of the securities that it either (i) is not a plan or a plan asset entity and is not purchasing those securities on behalf of or with “plan assets” of any plan or plan asset entity or (ii) with respect to the acquisition, holding or disposition, is eligible for the exemptive relief available under any of the PTCEs listed above, the service provider exemption or another applicable exemption. In addition, any purchaser or holder of the securities or any interest in the securities which is a non–ERISA arrangement will be deemed to have represented by its acquisition and holding of the securities that its acquisition, holding and disposition will not violate the provisions of any similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non–exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan, plan asset entity or non–ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

PLAN OF DISTRIBUTION

We may sell any of the securities at any time after effectiveness of the registration statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

The applicable prospectus supplements will include:

•	the initial public offering price;

•	the names of any investment dealer;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or commissions or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the place and time of delivery of the securities; and

•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the applicable prospectus supplements for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the applicable prospectus supplements for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Investment dealers that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with investment dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Investment dealers and their affiliates or associates, may engage in transactions with us or perform services for us in the ordinary course of business and receive compensation from us.

                Each series of offered debt securities and preferred shares will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Our common shares are currently listed on the NYSE and the TSX under the trading symbol “BNS”. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Selling Restrictions Outside the United States

Except as described in an applicable prospectus supplement, the Bank has taken no action that would permit a public offering of the securities or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required. Accordingly, each underwriter will be required to represent, warrant and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells securities or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Bank shall have no responsibility in relation to this.

With regard to each security, the relevant purchaser will be required to comply with those restrictions that the Bank and the relevant purchaser shall agree and as shall be set out in an applicable prospectus supplement.

Conflicts of Interest

Our affiliates, Scotia Capital Inc. (for distributions in Canada) and Scotia Capital (USA) Inc. (for distributions in the U.S.), may participate in the distribution of the securities as an underwriter, dealer or agent. Scotia Capital (USA) Inc., a wholly owned subsidiary of Scotia Capital Inc., is a registered broker and dealer in securities with the U.S. Securities and Exchange Commission under the Exchange Act. Scotia Capital Inc. is a Canadian investment dealer (not registered in the United States). Any offering of securities in which Scotia Capital Inc. or Scotia Capital (USA) Inc. participates will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Scotia Capital Inc. and Scotia Capital (USA) Inc. will not participate in the distribution of an offering of securities that do not have a bona fide public market within the meaning of Rule 5121 or are not investment grade rated within the meaning of Rule 5121 or securities issued pursuant to this prospectus in the same Series that have equal rights and obligations as investment grade rated securities unless either (1) each member firm responsible for managing the public offering does not have a conflict of interest within the meaning of Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter has participated in the preparation of the prospectus supplement or other offering document for the offering of securities and has exercised the usual standards of due diligence with respect thereto. Neither Scotia Capital Inc., Scotia Capital (USA) Inc. nor any other FINRA member participating in an offering of these securities issued pursuant to this prospectus that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

In compliance with the guidelines of FINRA, the maximum commission or discount to be received by the participating FINRA members may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Market-Making Resale by Affiliates

This prospectus may be used by Scotia Capital Inc. (for market-making in Canada), Scotia Capital (USA) Inc. (for market-making in the U.S.) or one or more of our affiliates in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may resell a security it acquires from other holders, after the original offering and sale of security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates, as applicable, acts as principal, or as agent for both counterparties in a transaction in which Scotia Capital Inc., Scotia Capital (USA) Inc. or such affiliate, as applicable, does not act as principal. Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued. We do not expect to receive any proceeds from market-making transactions. We do not expect that Scotia Capital Inc., Scotia Capital (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlements dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

The Bank is incorporated under the laws of Canada pursuant to the Bank Act. Substantially all of our directors and executive officers, including many of the persons who signed the registration statement on Form F-3, of which this prospectus forms a part, and some or all of the experts named in this document, reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to affect service of process within the United States upon such persons, or to realize upon judgments rendered against the Bank or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, Osler, Hoskin & Harcourt LLP, that a judgment of a United States court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an original action could be brought successfully in Canada predicated solely upon such civil liabilities.

VALIDITY OF SECURITIES

The validity of the debt securities will be passed upon by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law, and by Allen  & Overy LLP, New York, New York, as to matters of New York law.

EXPERTS

The consolidated financial statements of the Bank which comprise the consolidated statements of financial position as at October 31, 2013, and October 31, 2012 and the consolidated statements of income, changes in shareholders’ equity, comprehensive income and cash flows for each of the years in the three year period ended October 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities registered under the registration statement of which this prospectus forms a part. Additional information about the estimated or actual expenses in connection with a particular offering of securities under the shelf will be provided in the applicable prospectus supplements.

Registration statement filing fee	U.S.$	813,400
Trustees’ fees and expenses	U.S.$	5,000
Legal fees and expenses	U.S.$	125,000
FINRA fees and expenses	U.S.$	225,500
Accounting fees and expenses	U.S.$	40,000
Printing costs	U.S.$	15,000
Miscellaneous	U.S.$	35,000

Total	U.S.$	1,258,900